EXHIBIT 4.33





THIS AGREEMENT IS MADE EFFECTIVE as at the 1st day of October, 2003

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                  (hereinafter referred to as the "Purchaser")

                                       and

                          JOHNS INSURANCE AGENCY, INC.
                          a body corporate incorporated
                 pursuant to the laws of the State of California
                    (hereinafter referred to as the "Vendor")

                                       and

                              JOHNS REVOCABLE TRUST
         a trust formed pursuant to the laws of the State of California,
                                  (hereinafter referred to as the "Shareholder")

                                       and

                             FREDERICK G. JOHNS JR.
                        a resident of the City of Arcadia
                           in the State of California
                      (hereinafter referred to as "Johns")


WHEREAS the Vendor has its principal offices in Arcadia, California and is primarily engaged in the insurance agency business in California under the name of "Johns Insurance Agency, Inc." (the "Business"), and wishes to sell to the Purchaser substantially all of the Business' assets (other than cash, accounts receivable and other excluded assets as described herein) and the Purchaser desires to acquire such assets upon the terms and conditions expressed in this Agreement;

AND WHEREAS the Shareholder was formed pursuant to the laws of the State of California by an agreement dated July 7, 1995, and the trustees of the Shareholder are Frederick G. Johns Jr. and Jan L. Johns (together referred to herein as the "Trustees");

AND WHEREAS the Shareholder owns all of the outstanding capital stock of the Vendor and is entering into this Agreement to provide certain non-competition, indemnification and other assurances to the Purchaser as a material inducement for Purchaser to enter into this transaction;

AND WHEREAS Johns currently operates and manages the affairs of the Vendor (in his capacity as an officer and director of the Vendor) and is entering into this Agreement to provide



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certain  non-competition,  indemnification and other assurances to the Purchaser as a material inducement for Purchaser to enter into this transaction;

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the Parties covenant and agree as follows:

1.00 - DEFINITIONS

1.01 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a) "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs;

(a) "Assumed Contracts" shall mean any right, title, interest, entitlement or benefit of the Vendor under or in respect of any contract, agreement, non-competition contract, lease, engagement, commitments including unfilled orders received by the Vendor in connection with the Business or license which is applicable to the Business and specifically assumed by the Purchaser to the extent the same may be assignable to the Purchaser, including, but not restricted to, the contracts described in Schedule "D" attached hereto;

(a) "Carrier Appointment" means that the Purchaser has received written notification from an insurance carrier or wholesaler, as the case may be, stating that the Purchaser is an authorized agent of the insurance carrier or wholesaler for the sale of its insurance products;

(a) "Client Files" shall mean all business files, customer lists and other records applicable to the Business including, without limiting the generality of the foregoing, the Client List attached as Schedule "A" hereto, all client files and policies owned by the Vendor and which reasonably would result in Earned Commissions for the Vendor prior to this sale and are expected to result in Earned Commissions for the Purchaser thereafter; all lapsed client files which relate to former clients of the Business and all records, documents, computer tapes and disks and related electronic data in which or by which any such Business files, customer lists, lapsed client files or other records applicable to the Business are stored or kept;

(a)       "Closing Date" means the 6th day of November, 2003, or such other date



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     as shall be mutually agreed to by the parties in writing;

(a) "Closing Time" means 3:00 o'clock p.m. Calgary time, on the Closing Date or such other time on such date as the parties may agree as the time at which the Closing shall take place;

(a) "Commissions Earned" or "Earned Commissions" shall mean the commission revenue attributable to policies sold by the Vendor and/or payable under agreements with insurers, with an effective date after the Closing Date and which shall include commissions notwithstanding that the same may not have been invoiced. Notwithstanding the foregoing, the Commissions Earned shall not include any:
     (i)  Contingency Revenues;
     (ii) revenues derived by the Purchaser from those persons or agencies set forth on Schedule "M" attached hereto or any revenues derived by the Purchaser from similar joint venture or revenue processing agreements which the Purchaser may enter into after the Effective Date;
     (iii) life insurance revenues;
     (iv) interest income; or
     (v)  finance charges;

(a) "Contingency Revenue" means those commissions paid to the Purchaser by insurance companies based upon the volume, growth and or profitability of insurance business placed with such insurance companies by the Purchaser;

(a)        "Effective Date" means October 1st, 2003; (a)

(a) "Environmental, Health, And Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

(a) "Escrow Agent" means Demiantschuk Milley Burke & Hoffinger, Barristers and Solicitors, located at 1200, 1015 - 4th Street, SW, Calgary, Alberta, T2R 1J4.



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

(a) "Escrow Fund" means the account(s) set up by the Escrow Agent in order to receive and administer, inter alia, the Initial Deposit and the Final Payment in accordance with the terms of Article 3.00 hereof and the Escrow Agreement; (a)

(a) "Intellectual Property" means (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (C) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (D) all mask works and all applications, registrations, and renewals in connection therewith, (E) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (F) all computer software (including data and related documentation), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium);

(a) "Lease Agreement" means the form of lease agreement for the Premises of the Business as attached as Schedule "C" hereto;

(r)       "Non-Competition   Agreement"   means  those   agreements   respecting
     competition by the Vendor, Shareholder and Jeff Johns substantially in the form attached hereto as Schedule "F";

(p) "Premises" means the property municipally described as follows Suite A and H, 125 E. Wheeler Avenue, Arcadia, California, 91006;

(p) "Purchased Assets" means, subject to paragraph 2.03 herein, all of the assets, property and rights of any kind and description owned and used by the Vendor or held by it for use in, or in respect of the operations of, the Business wherever such assets, property or rights are located as of the Effective Date hereof including, without limitation, the following assets, properties and rights:
     i all rights, title and interest of the Vendor in, to and under all Assumed Contracts, contracts, leases, agreement, engagement, commitments including unfilled orders received by the Vendor in connection with the Business and other rights of or pertaining to the Business as are specifically accepted by the Purchaser in writing, whether written or unwritten, provided that the Purchaser shall in no event be liable or responsible for any liabilities or obligations thereunder which shall be in existence at, or accruing for or during the period prior to, the Closing Date except as otherwise agreed in this Agreement;



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



     ii all fixed assets, equipment, supplies, inventory of and pertaining to and used in the Business, including without limiting the generality of the foregoing, all furniture, furnishings, fixtures, leasehold improvements (whether or not fixtures), and all other materials and accessories, goods, chattels and effects of all kinds utilized by the Vendor in connection with the operation of the Business including, without limitation, computer hardware, credit card verification equipment, computer software and accounting systems and all of those other assets listed in Schedule "B" (collectively the "Fixed Assets");
     iii the right of the Vendor to carry on the Business under the name of "Johns Insurance Agency" and the right to use any words or tradenames of the Vendor indicating that the Business is so carried on;
     iv the goodwill of the Vendor in the Business ("Goodwill") including, without limitation, the rights granted to the Purchaser in respect of, inter alia, the name "Johns Insurance Agency" for use in the Business, the right of the Vendor to retain and use all of the Business' present telephone numbers, listings and advertisements as listed in the current telephone directory for all locations where the Business is conducted and all licenses, permits and other required authorizations issued by any governmental body, which are required in the continued operation of the Business and which are assignable, and the list of customers of and suppliers to the Business, and to the extent they exist and are capable of being assigned any and all customer profiles and customer databases and all advertising signs, registered and unregistered trademarks, trade or brand names, service marks, copyrights, franchises, technology or other processes pertaining to the Business;
     v all of the Vendor's Business records necessary to enable the Purchaser to renew the Purchased Book of Business (as defined in section 1.00(p)(vii) below);
     vi   all Intellectual Property related to the Business;
     vii all of the Business, including, but not limited to, the life, health, bond, and property and casualty insurance business (both personal and commercial lines) and renewals and expirations thereof, together with all written or otherwise recorded documentation, data or information relating to the Business, whether compiled by Vendor or by other agents or employees of Vendor, including, but not limited to: (i) lists of insurance companies and records pertaining thereto; (ii)
          customer lists, prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all other types of written or otherwise recorded information customarily used by Vendor or available to Vendor, including all other records of and pertaining to the accounts and customers of Vendor, past and present, including, but not limited to, the active insurance customers of Vendor (collectively, the "Purchased Book of Business");
     viii All other assets of Vendor  relating or  pertaining  to the  Purchased
          Book of



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

          Business, including (i) computer disks, servers, software, databases (whether in the form of computer tapes or otherwise), related object and source codes, and associated manuals, and any other records or media of storage or programs for retrieval of information pertaining to the Purchased Book of Business, (ii) all supplies and materials, including promotional and advertising materials, brochures, plans, supplier lists, manuals, handbooks, and related written data and information, (iii) customer and other deposits and prepayments, (iv) transferable approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies to own and operate the Business and Purchased Assets; and (v) the Client Files; and
     ix all rights, title and interest of the Vendor in, to and under all contracts, leases, agreements, engagements, commitments and all commission revenue derived by the Vendor from those persons or agencies set forth on Schedule "M" attached hereto and forming a part hereof;

(r)       "Tax"  means any  federal,  state,  local,  or foreign  income,  gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and

(r) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes arising from the operation of the Business or the ownership of the Purchased Assets, including any schedule or attachment thereto, and including any amendment thereof.

1.02 The following are the Schedules which are to be attached to and are incorporated into this Agreement by reference and are deemed to be a part hereof:




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


     (d) Schedule "A": Client list including names of customers (current and previous), all commission revenues, all premiums and all policies in force for each client, also referred to as the Accounts;
     (e)  Schedule "B": Fixed Assets of the Vendor on Closing Date;
     (f)  Schedule "C" Real Property Lease Agreement;
     (g)  Schedule  "D":  Assumed   Contracts   (including   Insurance   Company
          Contracts) of the Vendor;
     (h)  Schedule "E": Financial Statements of the Vendor;
     (i) Schedule "F" Form of Non-Competition Agreement for Vendor, Johns and Shareholder;
     (j)  Schedule "G" Johns Employment Agreement;
     (k)  Schedule "H" Permitted Encumbrances;
     (l)  Schedule "I" Tax Returns and Other Tax Matters;
     (m)  Schedule "J" Volume Reports - Summary Production Reports;
     (n)  Schedule "K" Vendor's Insurance;
     (o)  Schedule "L" Escrow Agreement;
     (p)  Schedule "M" Joint Venture Agencies;
     (q) Schedule "N" Schedule of Vendors Existing carrier appointments With a B+ or Higher Rating;
     (r)  Schedule "O" Promissory Note; and
     (s)  Schedule "P" Agency Agreement

1.03 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

1.04 Any references herein dealing with federal or state legislation, rules, regulations or codes shall be deemed to be a reference to those federal or state legislation, rules, regulations or codes as amended from time to time.

2.00 - THE ACQUISITION

2.01 At the Effective Date, and upon and subject to the terms and conditions of this Agreement, the parties mutually covenant and agree as follows:
     (a) Vendor shall sell, convey and assign to Purchaser all right, title and interest of Vendor in and to the Purchased Assets free and clear of all liens, pledges, security interests, charges, restrictions or encumbrances of any nature whatsoever, except for those described in Schedule "H" annexed hereto; and
     (b) Purchaser shall purchase and accept the Purchased Assets from Vendor and assume the Assumed Contracts in exchange for the consideration described in Article 3.00.

2.02 On the Effective Date, Purchaser shall assume all of the obligations and liabilities first arising or occurring under the Assumed Contracts after the Effective Date. Except for these obligations, the Purchaser shall not assume or be deemed to have assumed any liability or obligation of the Vendor whatsoever.



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

2.03 Vendor does not agree to sell or assign, and Purchaser does not agree to purchase or assume, any assets, liabilities and obligations not described in paragraphs 2.01 or 2.02 of this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary set forth herein, Purchaser shall not purchase or assume any of the following:
     (a) Vendor's cash in hand or in banks and other readily liquid working capital as of the close of business on the Effective Date, including Vendor's accounts and other receivables, money market certificates, stocks, bonds, and Vendor's automobiles and other vehicles;
     (b) Vendor's claims, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights or recoupment (including any such right relating to the payment of Taxes) except those relating to the Purchased Assets or the Business arising after the Effective Date;
     (c) (i) any contract, lease or other obligation that relates to the Purchased Assets or the Business and is not otherwise specifically assigned to Purchaser under this Agreement or (ii) any contract, lease or other obligation whatsoever not relating to the Purchased Assets or the Business;
     (d) (i) Vendor's corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Vendor as a corporation or (ii) any of the rights of Vendor under this Agreement;
     (e) any duty or liability of any type whatsoever with respect to any employee or to any pension or profit sharing plan or other employee benefit; or
     (f) (i) any liability for income, transfer, sales, use, and other Taxes, including any such Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because Vendor is transferring the Purchased Assets), (ii) any liability of Vendor for the unpaid Taxes of any person or entity under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of Vendor to indemnify any person or entity (including any Shareholder) by reason of the fact that such person or entity was a director, officer, employee, or agent of Vendor or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any liability of Vendor for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any liability or obligation of Vendor under this Agreement (or under any related agreement between Vendor on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement).

2.04 The consummation of the purchase and sale of the Purchased Assets shall take place by way of the mutual exchange of documents under appropriate trust conditions at the Closing Time on the Closing Date at the offices of the Escrow Agent, unless another date or place is agreed to in writing by the parties hereto.



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

3.00 - CONSIDERATION AND METHOD OF PAYMENT

3.01 Subject to the terms and conditions of this Agreement, the Vendor hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby buys from the Vendor the Purchased Assets for the aggregate sum of $1,747,188.00 (the "Purchase Price"), subject to Adjustment as set out in paragraph 3.04.

3.02 The parties agree to allocate the aggregate of the Purchase Price (as adjusted pursuant to the Adjustment) among the Purchased Assets as follows (the "Allocation"): (i) $35,000.00 shall be allocated to the Fixed Assets listed on Schedule "B"; (ii) $30,000.00 shall be allocated to the covenant of the Vendor as set forth in the Non-Competition Agreement attached as Schedule "F" hereto; (iii) $5.00 shall be allocated to the covenant of the Shareholder as set forth in the Non-Competition Agreement attached as Schedule "F" hereto; (iv) $4,995.00 shall be allocated to the covenant of Johns as set forth in the Non-Competition Agreement attached as Schedule "F" hereto; (v) $838,594.00 shall be allocated to the Goodwill; and (vi) $838,594.00 shall be allocated to the Purchased Book of Business. Each of Purchaser and Vendor shall file, in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), an Asset Acquisition Statement on Form 8594 with its federal income tax return for the tax year in which the Closing Date occurs, and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. The Form 8594 shall be consistent with the Allocation. Each of Purchaser and Vendor also shall file any additional Forms 8594 from time to time as are required to reflect any Adjustments to the Purchase Price as required hereunder or any alteration in the allocation required by the Purchaser's auditor, and again shall contemporaneously provide the other party with a copy of the additional Form 8594 being filed. If there is an Adjustment in the Purchase Price resulting from the application of Article 3.00 hereof, then the amounts allocated to Goodwill and the Purchased Book of Business shall each be reduced by an equal amount corresponding to one half of the Adjustment. The final version of each additional Form 8594 as agreed to by Purchaser and Vendor shall be timely filed by each of Purchaser and Vendor. All indemnification payments made pursuant to Article 6.00 hereof shall be treated as adjustments to the Purchase Price.

3.03 The Purchase Price shall be subject to adjustment (as more particularly set forth in this Article 3.00, the "Adjustment) and be paid as follows:
     (a) a down payment to the Vendor on the later of October 1st, 2003 or the Closing Date in the sum of $174,719.00 (the "Down Payment");
     (b) on the Closing Date the Purchaser shall provide the sum of $1,397,750.00 (the "Initial Deposit") to the Escrow Agent, which sum shall be deposited into the Escrow Fund and released to the Vendor in accordance with the terms paragraph 3.05 and the Escrow Agreement attached as Schedule "L" hereto; and
     (c) on the Closing Date, the Purchaser shall provide the Escrow Agent with a promissory note (the "Promissory Note"), attached as Schedule "O" hereto, drawn in favour of the Vendor in the principal amount of $174,719.00 (the "Final Payment") and bearing no interest. The Promissory Note shall be held by the Escrow Agent dealt with in accordance with the terms of paragraph 3.04 and the



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

          Escrow Agreement.

3.04 The Promissory Note and the Final Payment shall be dealt with in accordance with the following terms:
     (a) within 5 days of the end of the 14th month after the Effective Date, the Purchaser shall prepare a Purchase Price reconciliation to show the actual Commissions Earned from the Business. If the actual Earned Commission revenue from the Business for the one year period from the Effective Date is less than $970,660.00, then the Purchase Price will be adjusted downward by ONE DOLLAR AND EIGHTY CENTS ($1.80) for each ONE ($1.00) DOLLAR that the actual Earned Commission revenue from the Business is below $970,660.00 (the "Adjustment"). For greater clarification, the Adjustment cannot have the effect of increasing the Purchase Price, the Adjustment can only lower the Purchase Price;
     (b) if after the Adjustment is determined, there is no reduction in the Purchase Price, then the full amount of the Final Payment shall be provided to the Escrow Agent by the Purchaser and released into the Escrow Fund. The Final Payment shall be less than or equal to $174,719.00 after making the Adjustment;
     (c) if after the Adjustment is determined, there is a reduction in the Purchase Price, then the Escrow Fund shall only be entitled to receive the amount by which the Final Payment exceeds the Adjustment.
     (d) if the Adjustment exceeds the Final Payment, then both the Escrow Fund shall be reduced (the "Escrow Fund Reduction") and the Purchase Price shall be reduced by the amount by which the Adjustment exceeds the Final Payment and the amount of the Escrow Fund Reduction shall be paid to the Purchaser out of the Escrow Fund by the Escrow Agent.
     (e) Any and all payments to be made in or out of the Escrow Fund pursuant to this paragraph shall be made within 15 months of the Effective Date;
     (f) the Parties agree that Earned Commission revenue from the Business shall be calculated on a pre-tax basis;
     (g) once the Adjustment has been determined and if the Final Payment exceeds the Adjustment, then the Purchaser shall deliver to the Escrow Agent a certified cheque or money order in the amount of the Final Payment less the Adjustment, if any, (the "Adjusted Final Payment"), and the Escrow Agent shall:
          i) release the Adjusted Final Payment into the Escrow Fund within 2 business days of the Escrow Agent's receipt thereof; and
          ii)  deliver the Promissory Note to the Purchaser; and
     (h) if the Final Payment exceeds the Adjustment and the Purchaser fails to deliver a certified cheque or money order to the Escrow Agent in accordance with the terms of sub-paragraph 3.04(g), then the Escrow Agent shall deliver the Promissory Note to the Vendor.

3.05 The Escrow Agent shall deposit the Initial Deposit and the Final Payment (as adjusted and once received) into the Escrow Fund which shall be administered in accordance with the terms of the Escrow Agreement. The monies deposited into the Escrow Fund shall be dealt with by the Escrow Agent in accordance with the following terms:
     (a) within three days of the end of the 15th month after the Effective Date, the Escrow

          Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one sixth of all of the monies in the Escrow Fund;
     (b) within three days of the end of the 27th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one fifth of all of the monies in the Escrow Fund;
     (c) within three days of the end of the 39th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one fourth of all of the monies in the Escrow Fund;
     (d) within three days of the end of the 51st month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one third of all of the monies in the Escrow Fund;
     (e) within three days of the end of the 63rd month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one half of all of the monies in the Escrow Fund; and
     (f) within three days of the end of the 75th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for the balance of all of the monies in the Escrow Fund.

3.06 The Purchaser's responsibility with respect to the Purchase Price shall be limited to the payment of the funds to the Escrow Agent, the authorized representative of the Vendor or the Vendor's counsel, as the case may be.

3.07 All rights of Adjustment and set off set forth in Article 3.00 shall survive the completion of this Agreement.

4.00 - REPRESENTATIONS, WARRANTIES AND COVENANTS

4.01 Subject to the fulfilment of the Conditions Precedent set out in paragraphs 7.01(k) and 7.02, the Purchaser represents and warrants to the Vendor as follows:

     (a) Purchaser is a corporation organized and in good standing under the laws of Delaware, and its status is active. Purchaser has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it or as proposed to be conducted by it makes such qualification or licensing necessary;

     (b) Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the Agreement and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and, assuming this Agreement constitutes a valid and binding obligation of Vendor, constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law);

     (c) Neither the execution, delivery, or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or the Bylaws of Purchaser, (b) require any filing with, or authorization, consent, or approval of, any Governmental Authority except for necessary reports and other filings in accordance with the terms of paragraph 7.02, (c) result in a violation or breach of, or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent any of the terms, conditions, or provisions of any agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or its properties or assets may be bound;

     (d) There is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or its affiliates before any Governmental Authority that is reasonably likely to have a material adverse effect on Purchaser or would prevent
          Purchaser from consummating the transactions contemplated by this Agreement. Purchaser is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on Purchaser or would prevent Purchaser from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency or reorganization with respect to Purchaser, or petition to appoint a receiver or trustee of Purchaser's property, has been filed by or against Purchaser, nor shall Purchaser file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others, the same shall be promptly discharged. Purchaser has not made any assignment for the benefit of creditors or admitted in writing insolvency or that its property at fair valuation shall not be sufficient to pay its debts;

     (e) Purchaser has adequate financial resources and capability to consummate the transactions contemplated by this Agreement and to honor its obligations hereunder. Purchaser will not become insolvent as a result of consummating the transactions contemplated by this Agreement; and

     (f) None of the representations and warranties set forth in this Agreement, notwithstanding any investigation thereof by Vendor, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the statements made not materially misleading.

4.02 The Vendor, Johns and the Shareholder, jointly and severally, hereby represent, warrant and covenant to the Purchaser and acknowledge that the Purchaser is relying on such representations, warranties and covenants in connection with its purchase of the Purchased Assets, that: (a) The Shareholder owns and holds all of the outstanding shares of the capital stock of Vendor and there are no outstanding warrants, options or rights to acquire additional shares of the capital stock of Vendor;

     (a) The Shareholder is a trust formed pursuant to the laws of the State of California on July 7, 1995, and Frederick G. Johns Jr. and Jan L. Johns are the only trustees of the Shareholder;

     (a) Attached as Schedule "E" hereto are the following consolidated financial statements (collectively the "Financial Statements"): (a) unaudited consolidated balance sheet and consolidated statements of income, changes in shareholders' equity and cash flow as of and for the fiscal years ended September 30, 2000, September 30, 2001, September 30, 2002 and September 30, 2003 (the "Most Recent Fiscal Year End") for Vendor; and (b) unaudited consolidated balance sheet and consolidated statements of income (the "Most Recent Financial Statements") as of and for the twelve months ended September 30, 2003 (the "Most Recent Fiscal Month End"). The Financial Statements (including the Notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Vendor, including assets and liabilities (whether accrued, absolute, contingent or otherwise) as of such dates and the results of operations of Vendor for such periods, are materially correct and complete, and are materially consistent with the books and records of Vendor (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements lack footnotes and other presentation items.

     (a)  Except as set forth on Schedule "I" annexed hereto: (a)
          i) Vendor has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Vendor (whether or not shown on any Tax Return) have been paid, or Vendor has made adequate provision for the payment therefor. Vendor currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Vendor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Vendor that arose in connection with any failure (or alleged failure) to pay any Tax;
          ii) Vendor has withheld and paid all Taxes required to have been withheld and paid, if any, in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party;
          iii) There is no material dispute or claim concerning any Tax liability of Vendor either (i) claimed or raised by any authority in writing or (ii) as to which Vendor has knowledge based upon personal contact with any agent of such authority. Schedule "I" annexed hereto lists all federal, state, local, and foreign income Tax Returns filed or to be filed with respect to Vendor for taxable periods ended on or after September 30, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Vendor has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Vendor since September 30, 2002;
          iv) Vendor has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;
          v) Vendor has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
               Section 6662. Vendor is not a party to any Tax allocation or sharing agreement. Vendor (i) has not been a member of an affiliated group within the meaning of Code Section 1504(a) of the Code, and (ii) has not had any liability for the Taxes of any person or entity under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;
          vi) The unpaid Taxes of Vendor (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet (rather than in any notes thereto) included in the Most Recent Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Vendor in filing its Tax Returns; and
          vii) The Vendor shall promptly pay the applicable state sales and use taxes imposed with respect to the sale and transfer of the Purchased Assets from the Vendor to the Purchaser pursuant to this Agreement. The Vendor shall prepare the sales tax return and submit it to the Purchaser at least seven (7) business days before its due date. The Purchaser shall have five (5) business days to approve the return, such approval not to be unreasonably withheld. Failure to disapprove during such five (5) business day period shall be deemed approval. The Vendor shall be obligated to timely file the return and pay the tax. Failure by the Vendor to timely file the return or pay the tax due shall result in the Vendor bearing the penalties and interest associated with such late payment or filing, regardless of whether assessed against the Vendor ot the Purchaser by the taxing authorities.

     (e) Vendor is a corporation organized and in good standing under the laws of the State of California and its status is active. Vendor has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Vendor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its insurance agency business requires it to be so qualified.

     (e) Vendor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Vendor, the Trustees and the Shareholder, including without limitation Vendor's board of directors. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Vendor in accordance with the provisions hereof (collectively, the "Vendor's Documents") shall be, duly executed and delivered by duly authorized officers of Vendor on behalf of Vendor, and this Agreement constitutes, and Vendor's Documents when executed and delivered shall constitute, the legal, valid and binding obligations of Vendor, enforceable against Vendor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar law from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law).

     (e) no person or entity (except the Purchaser pursuant to this Agreement) has any agreement, option, right or privilege capable of becoming of an agreement or option for the acquisition of any of the Purchased Assets of the Vendor;

     (e) since the Most Recent Fiscal Month End, Vendor has carried on the Business in the usual, regular and ordinary course in substantially the manner heretofore conducted and has taken no unusual actions with respect to the Business or the Purchased Assets in contemplation of this transaction, except with the consent of Purchaser. All of Vendor's accounts payable, including accounts payable to insurance carriers, are current and reflected properly on its books and records, and shall be paid in accordance with their terms at their recorded amounts. Without limiting the generality of the foregoing, since the Most Recent Fiscal Month End:
          i) Vendor has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, used in the Business other than for a fair consideration in the ordinary course of business;
          ii) Vendor has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business outside the ordinary course of business;
          iii) no party (including Vendor) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business, to which Vendor is a party or by which it is bound;
          iv) Vendor has not imposed or granted any mortgage, pledge, lien, encumbrance, charge or other security interest upon the Purchased Assets or any of its assets, tangible or intangible, used in the Business;
          v) Vendor has not made any capital expenditure (or series of related capital expenditures) relating to the Business outside the ordinary course of business;
          vi) Vendor has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans, and acquisitions) in connection with the Business;
          vii) Vendor has not, in connection with the Business or the Purchased Assets, issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;
          viii)Vendor has not delayed or postponed the payment of accounts payable and other liabilities relating to the Business;
          ix) Vendor has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Business;
          x) Vendor has not granted any license or sublicense of any rights under or with respect to any patent, trademark, service mark, logo, corporate name or computer software;
          xi) there has been no change made or authorized in the charter or bylaws of Vendor;
          xii) Vendor has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;
          xiii)Vendor has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (except in the form of cash, Vendor's stock, marketable securities or other assets not included in the Purchased Assets) or redeemed, purchased, or otherwise acquired any of its capital stock;
          xiv) Vendor has not experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its property relating to the Business or the Purchased Assets;
          xv) Vendor has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;
          xvi) Vendor has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;
          xvii)Vendor has not granted any increase in the base compensation of any of its employees employed in the Business;
          xviii)  Vendor  has  not   adopted,   amended,   modified  any  bonus,
               profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its employees employed in the Business;
          xix) Vendor has not made any other change in employment terms for any of its employees employed in the Business;
          xx) Vendor has not made or pledged to make any charitable or other capital contribution; and xxi) Vendor has not entered into any agreement to purchase or acquire any insurance agency business;

     (i) Vendor is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Vendor has not committed any unfair labor practice. To Vendor's knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Vendor.

     (j) Vendor holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the Business (collectively, the "Permits"), and Vendor is in compliance with the terms of the Permits except where failure to comply would not have a material adverse effect on the Business, financial condition, operations, results of operations or future prospects of Vendor. Vendor is not in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, any law, ordinance or regulation relating to any of Vendor's employment practices. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Vendor is pending or, to the knowledge of Vendor, threatened.

     (j) the Vendor is not in default of any agreement or other instrument to which it is a party;

     (j) it is agreed that no Contingency Revenues, of any kind, shall be claimed by the Vendor as receivables and any that are received are for the benefit of the Purchaser;

     (j) there are no unpaid salaries, bonuses or other remuneration owing to employees, consultants, officers, or directors (except in the ordinary course of business and at the regular rate of salary or other remuneration);

     (j)  there  is  no  suit,  claim,   action,   proceeding  or  investigation
          ("Litigation") pending or threatened in writing against Vendor, and, to the knowledge of

          Vendor, Johns and the Shareholder, there is no basis for such a suit, claim, action, proceeding or investigation. Vendor is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an adverse effect on Vendor, the Business or the Purchased Assets or would prevent Vendor from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency or reorganization with respect to Vendor, or petition to appoint a receiver or trustee of Vendor's property, has been filed by or against Vendor, nor shall Vendor file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others, the same shall be promptly discharged. Vendor has not made any assignment for the benefit of creditors or admitted in writing insolvency or that its property at fair valuation shall not be sufficient to pay its debts, nor shall Vendor permit any judgment, execution, attachment or levy against it or its properties to remain outstanding or unsatisfied for more than ten (10) days;

     (j) Except as otherwise set forth herein, neither the execution, delivery or performance of this Agreement by Vendor nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof shall (a) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws,
          (b) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency (each a "Governmental Entity"), or (c) result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Vendor is a party or by which Vendor or any of its properties or assets may be bound.

     (j) the Vendor shall allow the Purchaser to maintain the Vendor's current telephone numbers and Yellow Page listings and will take no active steps to have such altered;

     (j) the Vendor shall obtain before the Closing Date all consents, approvals and authorizations from governmental and public authorities or any other person as may be required to complete the purchase and sale herein, including without limiting the generality of the foregoing all necessary approvals from the California Department of Insurance;

     (j) Except for the Permitted Encumbrances, Vendor owns and holds, free and clear of any lien, charge, pledge, security interest, restriction, encumbrance or third-party interest of any kind whatsoever, sole and exclusive right, marketable title and interest in and to the Purchased Assets, together with the exclusive right to use such records and all customer accounts, Client Files, copies of insurance policies and contracts in force and all files, invoices and records pertaining to the customers, their contracts and insurance policies, and all other information comprising the Purchased Book of Business. The Vendor has not received notice that any program, class of business, or book of business in place with any single insurance carrier that is included within the Purchased Book of Business has canceled or non-renewed or intends to cancel or non-renew.

     (j) Schedule "J" annexed hereto sets forth the Vendor's Volume Reports describing premiums and commissions with respect to each of Vendor's appointed carriers including the Vendor's Summary Production Reports for: A) the twelve month period ended on September 30, 2002; and B) the nine month period ended on June 30, 2003;

     (j) The name "Johns Insurance Agency" is the only trade name used by Vendor (or any subsidiary thereof) within the past three (3) years. No party has filed a claim during the past three (3) years against Vendor or any subsidiary thereof alleging that Vendor or any subsidiary thereof has violated, infringed on or otherwise improperly used the intellectual property rights of such party, or, if so, the claim has been settled with no existing liability to Vendor or any subsidiary thereof and, to the knowledge of Vendor and the Shareholders, neither Vendor nor any subsidiary thereof has violated or infringed any trademark, trade name, service mark, service name, patent, copyright or trade secret held by others. The Vendor shall allow the Purchaser to continue operating the Business under the name(s) it holds as of and after the Closing Date;

     (j) to Vendor's knowledge, Vendor's computer software included in the Purchased Assets adequately performs as presently utilized by Vendor in its operation of the Business, and should, for at least twelve (12) months following the Closing Date, continue to perform in such manner in the event that Purchaser elects to continue utilizing such software beyond the Closing Date. Vendor has delivered to Purchaser substantially complete and correct copies of all user and technical documentation issued to Vendor by the software producers related to such software;

     (e) other than as set forth herein, neither Vendor, Johns nor the Shareholder is a party to any non-competition or other agreement that restricts Vendor's, Johns' or the Shareholder's ability to compete in the insurance agency industry or solicit specific insurance accounts;
          (e)

     (w) to Vendor's knowledge, Vendor has not incurred any liability or taken or failed to take any action that may reasonably be expected to result in a liability for errors or omissions in the conduct of the Business, except such liabilities as are fully covered by insurance (other than deductibles). Vendor has errors and omission (E&O) insurance coverage in force, with minimum liability limits of $3,000,000.00 million per occurrence and $3,000,000.00 million aggregate, and a deductible of $10,000.00 per occurrence;

     (x) Vendor and its predecessors and affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of Vendor and its predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables that are contained in, all Environmental, Health, and Safety Laws;

     (y) Vendor has no liability (and none of Vendor and its predecessors and affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Vendor giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to, any employee or other individual, or for any reason under any Environmental, Health, and Safety Law;

     (y) There are no outstanding material powers of attorney executed on behalf of Vendor;

     (y)  Employee Benefit Plans:
          i) The only employee benefit plans (defined as any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded, and whether or not legally binding, including without limitation, any "Employee Benefit Plan" within the meaning of Section 3(3) of ERISA) which the Vendor currently maintains or to which the Vendor currently contributes are the Health Insurance Plan
               (administered by Blue Cross of California), the Long Term Disability Plan (administered by Unum) and the Profit Sharing Plan (administered by Stanley Pension Services)

               (each a "Vendor Plan" and collectively, the "Vendor Plans"). Vendor maintains no other employee benefit plans. Each of the Vendor Plans (and each related trust, insurance contract, or fund) complies in form and have been operated and administered in all material respects in accordance with their respective terms and applicable law, including, without limitation, ERISA and the Code;
          ii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each Vendor Plan that is an "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA);
          iii) Each Vendor Plan that is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a);
          iv) The Vendor does not participate currently and has never participated in, and is not required currently and has never been required to contribute to or otherwise participate in any plan, program, or arrangement subject to Title IV of ERISA;
          v) The Vendor does not maintain currently and has never maintained, and is not required currently and has never been required to contribute to or otherwise participate in any Multiemployer Plan (as defined in ERISA Section 3(37));
          vi) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Vendor Plan (other than routine claims for benefits) is pending;
          vii) No individual (i) who has experienced a "qualifying event," as that term is defined in Code Section 4980B(f)(3), and (ii) who either was an employee of Vendor or is a dependent or spouse of a current or former employee of Vendor, is currently covered by a health plan of Vendor pursuant to Code Section 4980B or Part 6 of Title I of ERISA;

     (bb) Vendor has no knowledge of any material liability relating to the Business or the Purchased Assets (and to Vendor's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for (a) liabilities set forth on the face of the balance sheet included in the Most Recent Financial Statements and the notes to the Financial Statements for the Most Recent Fiscal Year End, (b) the Assumed Contracts and contracts and agreements not assumed by Purchaser, (c) the deductibles for claims covered by insurance, and (d) liabilities that have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law);

     (cc) at the Effective Date of this agreement and at the Closing Date there has not been and shall not have been any material adverse change in the nature, volume or profitability of the Business nor has there been nor will there by any development or threatened or probable development which to the best of the knowledge of the Vendor would or will have any materially adverse effect upon the Business or the Purchased Assets. From the Effective Date hereof to and including the Closing Date the Vendor shall retain, conduct and maintain the Business and properly keep, repair, and maintain or insure the Purchased Assets, at its own cost and expense so that upon the closing of the transaction herein contemplated the Purchaser shall have and enjoy the Purchased Assets and the Business as a going concern without any material loss of Goodwill, customers, contracts, licenses or depreciation in value of any of the physical items included in the Purchased Assets;

     (dd) The Vendor or its affiliates owns the premises where the Business operates and have agreed with the Purchaser to lease the same to the Purchaser pursuant to the terms and conditions of the lease attached as Schedule "C" hereto. At the Effective Date the use of the Premises of the Business for the purpose of the conduct of the Business are and will be in conformity with all zoning and other State and municipal statutes, bylaws, rules, regulations and orders;

     (ee) Schedule "K" annexed hereto sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Vendor has been a named insured or otherwise the beneficiary of coverage at any time within the past three (3) years:
          i)   the name, address, and telephone number of the agent;
          ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;
          iii) the policy number and the period of coverage;
          iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and
          v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

          To Vendor's knowledge, no cancellation, amendment or increase of premiums with respect to such insurance is pending or threatened to occur at or prior to the Closing Date;

     (ff) prior to the Closing Date, the Vendor shall permit the Purchaser and its employees, agents, counsel and accountants or other representatives, without interference to the ordinary conduct of the Business, to have reasonable access during normal business hours to the Business and to all the books, accounts, records, agreements, contracts, documents, instruments and other data of the Vendor (including, without limitation, all corporate, business and accounting records of the Vendor) with respect to the Vendor, the Business and the Purchased Assets, and the Vendor shall furnish to the Purchaser such financial and operating data, agreements, contracts, documents, instruments, and other materials and information with respect to the Business and the Purchased Assets as the Purchaser shall from time to time reasonably request. Until the Closing Date, and in the event of the termination of this Agreement as provided for herein without consummation of the transaction, the Purchaser will take the same care to protect any confidential information obtained from the Vendor as it takes to guard its own confidential information of a similar nature. The Purchaser may disclose such information as required by law but when requested by the Vendor will attempt to have the information kept confidential to the extent possible under applicable law. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material (including all copies thereof) obtained from a Party in connection with this Agreement shall be returned to the Party who provided such material;

     (gg) Vendor shall give any notices to third parties, and Vendor shall use its commercially reasonable best efforts to obtain any third party consents, that Purchaser may request in connection with the Assumed Contracts. Vendor and Purchaser shall give any notices to, make any filings with, and use their commercially reasonable best efforts and cooperate with one another to obtain any authorizations, consents, and approvals of governments and governmental agencies. Without limiting the generality of the foregoing, each of the parties shall file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and shall use its commercially reasonable best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith;

     (hh) At reasonably mutually agreeable times, Vendor will permit Purchaser to meet with its employees. Vendor shall be responsible for compliance with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for all of Vendor's employees. Subject to Article 6.00 hereof, Vendor shall indemnify and hold Purchaser harmless for any liability Purchaser incurs at any time on or after the Closing Date under the provision of Code Section 4980B and Part 6 of Title I of ERISA with respect to any of Vendor's employees;


     (ii  Intellectual Property
          i) Vendor owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by Vendor in connection with the Business immediately prior to the Effective Date hereunder shall be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Effective Date hereunder;

          ii) To the knowledge of Vendor, Vendor has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to
               Vendor's knowledge, Vendor has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Vendor must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Vendor, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Vendor; and
          iii) To the knowledge of Vendor, Vendor shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted;

     (jj) Schedule "N" annexed hereto sets forth a true and complete copy of the Vendor's list of carrier appointments with a B+ or higher rating;

     (kk) the Vendor will use its best efforts both prior to the Closing Date and thereafter to aid the Purchaser in its acquisition of the Carrier Appointments; and

     (ll) none of the foregoing representations and statements of fact contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Assets seeking full information as to the Vendor, and its respective properties, businesses and affairs.

4.03 The representations, warranties and covenants contained in 4.02 are provided to and for the exclusive benefit of the Purchaser and a breach of any one or more of the representations, warranties and covenants may be waived by the Purchaser without prejudice to his right in respect to any other breach of the same or any other representations, warranties or covenants; and the representations, warranties and covenants contained in this section shall survive execution hereof and the closing of this Agreement and same shall continue in full force and effect for a period of three (3) years from the Closing Date.

4.04 Each of the parties represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of the parties agrees to indemnify and hold the others harmless from and against any and all claims, liabilities, or obligations with respect to any fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

4.05 The Purchaser and Johns agree to execute and deliver on or before the Closing Date the employment agreement in form and substance set forth in Schedule "G" attached hereto, and the non-competition agreements in form and substance as set forth in Schedule "F" attached hereto.

4.06 The Purchaser, the Shareholder and Johns agree to execute and deliver on or before the Closing Date the non-competition agreements in form and substance as set forth in Schedule "F" attached hereto.

4.07 The parties hereby acknowledge and agree that the Purchaser is not assuming and shall not be liable or responsible for any of the liabilities, debts or obligations (known or unknown, present or contingent) of the Vendor or the Business existing at or accruing for or during the period prior to the Effective Date, whether or not relating to the Business, except as specifically provided in this Agreement.

5.00 - TO BE PERFORMED AT CLOSING

5.01 On or before the Closing Date the Vendor shall execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser good and marketable title to all the Purchased Assets, and shall deliver up to the Purchaser possession of the Purchased Assets. The Vendor shall cooperate with the Purchaser, at such time or thereafter, in effecting such registrations, recordings and filings with insurance companies and public authorities as may be required in connection with the transfer of ownership to the Purchaser of the Purchased Assets. Specifically, the Vendor shall deliver, or cause to have delivered, the following documents to the Purchaser all in a form satisfactory to the Purchaser and its counsel:

     (a) Certified resolutions of the Directors of the Vendor and of all its shareholders adopting, approving and consenting to the sale of the Purchased Assets as contemplated herein;

     (b) A certificate of a director or officer of the Vendor stating that all of the Purchased Assets are owned by the Vendors and are free and clear of all encumbrances save and except for the Permitted Encumbrances;

     (c) An Opinion of Counsel for the Vendor and the corporate Vendors in accordance with paragraph 7.01(i);

     (d) An updated financial statement for the Vendor to the Closing Date or, at the Purchaser's option, as near to the Closing Date as reasonably possible;

     (e) a bill of sale covering and transferring the Purchased Assets to the Purchaser in a form satisfactory to the Purchaser and its counsel;

     (f) a lease agreement relating to the Premises in the form attached as Schedule "C" hereto executed by the landlord set forth therein;

     (g) an assignment of the Vendors current telephone numbers and Yellow Page advertisements and listings related to the Business;

     (h)  an assignment of the Vendor's trade name of "Johns Insurance Agency";

     (i) an executed employment agreement in respect of Johns in the form as set forth in Schedule "G";

     (j) executed non-competition agreements (in substantially the same form as that set forth in Schedule "F" attached hereto) from the Vendor, Johns and the Shareholder;

     (k) an officer's certificate of the Vendor in accordance with paragraph 7.01(a) hereof;

     (l)  assignments  of  the  Assumed   Contracts  assumed  by  the  Purchaser
          hereunder, provided that to the extent that any such assignment require any third party consent or approval which has not been obtained on or prior to the Closing Date, the Vendor will hold the benefit of such lease or contract in trust for the sole and exclusive use and benefit of the Purchaser until such consent or approval is obtained or until the termination of such lease or contract and the Purchaser will hold Vendor harmless for any failure of Purchaser to fully perform and discharge any such accepted lease or contract from and after the Closing Date;

     (m) evidence satisfactory to the Purchaser that all Taxes have been paid up to and including the Effective Date;

     (n) all current and active insurance company statistics including premium volumes and loss ratios;

     (o) a certificate to the effect that the Vendor is not a "foreign person" pursuant to United States Treasury Regulation 1.1445-2(b);

     (p) an executed Agency Agreement in the same form as that set forth in Schedule "P" attached hereto.

     (q) a copy of the Escrow Agreement executed by the Vendor, or his agent(s) and the Escrow Agent;

     (r)  a Certificate of Incumbency of the Vendor;

     (s) a Certificate from a trustee of the Shareholder setting forth all of the trustees and beneficiaries of the Shareholder; and

     (t)  a Receipt for the Down Payment from the Vendor.

5.02 On the Closing Date the Purchaser shall deliver the following documents to the Vendor's counsel or the Escrow Agent, as the case may be:
     (a) The Down Payment by way of a certified cheque to be delivered to the Vendor's counsel;
     (b) a Resolution of the Directors of the Purchaser adopting, approving and consenting to the purchase of the Purchased Assets as contemplated herein to be delivered to the Vendor's counsel;
     (c) A certified cheque or money order in the amount of $1,397,750.00 in respect of the Initial Deposit shall be delivered to the Escrow Agent;
     (d) The Promissory Note (attached as Schedule "O" hereto) for the Final Payment executed by the Purchaser shall be delivered to the Escrow Agent and dealt with by the Escrow Agent in accordance with paragraph
          3.04 herein;
     (e) a copy of the Escrow Agreement executed by the Purchaser, or his agent(s), to be delivered to the Escrow Agent and the Vendor's counsel; and
     (f) a Receipt for the Initial Deposit executed by the Escrow Agent shall be delivered to the Vendor's counsel.

5.03 All books, records and documents in the possession of the Vendor relating to the Business shall be delivered to the Purchaser on the Closing Date and shall be deemed to have become the property of the Purchaser on the Effective Date except to the extent required by law to be retained by the Vendor in which case they shall be made available by the Vendor to the Purchaser and its authorized representatives for inspection and copying, at the Purchaser's sole expense, but without any charge from the Vendor for providing such copies.

5.04 The parties agree as follows with respect to the period following the Closing Date:
     d) Vendor acknowledges and agrees that from and after the Effective Date the Purchaser shall be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Purchased Assets and the Business.
     e) If and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Purchased Assets, the Business or the obligations and liabilities assumed hereunder, the other party shall cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article
          6.00 hereof).
     f) Vendor shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, insurance carrier, or other business associate of Vendor from maintaining the same business relationships with Purchaser after the Effective Date as it maintained with Vendor prior to the Effective Date. Vendor shall to refer all customer inquiries relating to the Business to Purchaser from and after the Closing Date.


5.05 Consents To Assignment.

     (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any contract, lease, license or agreement of any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof.
     (b) If any such consent is not obtained prior to the Closing Date, Vendor and Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement under which Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser and enforcement of any and all rights of Vendor against the other party thereto arising out of a breach or cancellation thereof by the other party.

5.06 From time to time after the Closing Date, at the Purchaser's request, the Vendor shall execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably request in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Purchased Assets. Each of the parties hereto shall cooperate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

6.00 - INDEMNITY

6.01 Survival Of Representations, Warranties, Indemnities And Covenants.

     (a) Subject to paragraph 6.01(b), the representations, warranties, covenants and indemnities set forth in this Agreement shall survive for a period of three (3) years from the Closing Date. If a party has received notice of a potential breach of a representation, warranty or covenant, or an otherwise indemnifiable event under this Article 6.00, within such three year period, it may preserve its right to assert a later claim for damages caused by such breach by delivering written notice of the breach (which shall specify the nature of the breach with reasonable factual detail to the extent then in the possession of such party) to the breaching party within ninety (90) days after such three (3) year period. All post-closing covenants shall survive the Closing Date for the period(s) specified in this Agreement or, if not specified, for a period of three (3) years following the Closing Date;

     (b) Notwithstanding anything set forth in paragraph 6.01(a); (i) to the extent and only to the extent that the indemnification provisions of paragraph 6.02(a)(ii) apply to Adverse Consequences that result from, arise out of, relate to, or are caused by errors or omissions which
          (A) occurred on or prior to the Effective Date and (B) result in a loss after renewal of a policy by Purchaser after the Effective Date, such provisions shall survive for a period of one (1) year, rather than three (3) years, from the Closing Date; and (ii) all representations, warranties, covenants and indemnities in connection with any tax liabilities of Vendor, Johns, the Trustees or the Shareholder shall survive in perpetuity (subject to any applicable statutes of limitation).

6.02 Indemnification Provisions For The Benefit Of The Purchaser

     (a) From and after the Effective Date, the Vendor, Johns and the Shareholder agree, jointly and severally, to indemnify and hold Purchaser and its officers, directors, and affiliates harmless from and against any Adverse Consequences any of such parties may suffer or incur, to the extent that they result from, arise out of, relate to, or are caused by (i) the breach of any of Vendor's, Johns' or the Shareholders' representations, warranties, obligations or covenants contained herein, or (ii) the operation of the Business or the ownership of the Purchased Assets by Vendor on or prior to the Closing Date, including, without limitation, any claims or lawsuits based on conduct of Vendor, Johns or the Shareholder occurring before the Closing Date;

     (b) In addition to and without limiting the foregoing, Vendor, Johns and the Shareholder, jointly and severally, agree, from and after the Effective Date, to indemnify Purchaser from and against the entirety of any Adverse Consequences Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by:
          (iv) any liability or obligation of Vendor that is not assumed hereunder (including any liability of Vendor that becomes a liability of Purchaser under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or
          (v) any liability of Vendor for the unpaid taxes of any person or entity (including Vendor) under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

6.03 From and after the Closing Date, Purchaser agrees to indemnify and hold Vendor, Johns, the Trustees and the Shareholder and their respective officers, directors, shareholders and affiliates harmless from and against any Adverse Consequences any of such parties may suffer or incur, to the extent they result from, arise out of, relate to, or are caused by (a) the breach of any of Purchaser's obligations or covenants contained herein, (b) the operation of the Business or ownership of the Purchased Assets by Purchaser after the Closing Date, including, without limitation, any claims or lawsuits based on conduct of Purchaser occurring after the Closing Date, or (c) liabilities and obligations of Vendor assumed by Purchaser hereunder.

6.04 Matters Involving Third Parties:

     (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article 6.00, then the Indemnified Party shall promptly notify (which the Indemnified Party will endeavor to provide, by the sooner to occur of (i) fifteen (15) business days after receipt of notice by it or (ii) five (5) days prior to the date a responsive pleading is due) the Indemnifying Party thereof in writing; Provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) that the Indemnifying Party thereby is prejudiced;

     (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek by way of a motion an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently;

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with paragraph 6.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party;

     (d) If any of the conditions in paragraph 6.04(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party shall reimburse the Indemnified

          Party promptly and periodically (but no more frequently that monthly) for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 6.00.

6.05 From and after the Effective Date, except for remedies that cannot be waived as a matter of law and except for injunctive relief, the rights to indemnification under this Article 6.00 shall be the exclusive remedy for the parties with respect to this Agreement contemplated and consummated hereby, and the parties shall not be entitled to pursue, and each hereby expressly waives as of the Effective Date, any and all other rights that may otherwise be available to either of them either at law or in equity with respect thereto. This paragraph 6.05 does not limit the remedies available to any party under any other agreement or instrument executed in connection with this Agreement. Notwithstanding the foregoing, nothing contained in this paragraph 6.05 shall prevent any party hereto from seeking and obtaining, as and to the extent permitted by applicable law, specific performance by the other party hereto of any of its obligations under this Agreement or injunctive relief against the other party's activities in breach of this Agreement.

6.06 Prior to asserting any claim pursuant to this Article 6.00, each Indemnified Party shall file, or cause to be filed, a claim with respect to the liabilities in question under applicable insurance policies, if any, maintained by such Indemnified Party or any subsidiary, division or affiliate thereof. The amount of any Adverse Consequences suffered, sustained, incurred or required to be paid to or for the benefit of any Indemnified Party shall be reduced by the amount of (a) any insurance proceeds and other amounts paid to or for the benefit of the Indemnified Party with respect to such Adverse Consequences by any person not a party to this Agreement or (b) any income or tax benefits actually received by or for the benefit of the Indemnified Party or any Affiliate of any Indemnified Party.

6.07 The Indemnifying Party shall pay to the Indemnified Party in cash the amount of any Adverse Consequence to which the Indemnified Party may become entitled by reason of the provisions of this Article 6.00, such payment to be made within fifteen (15) days after such Adverse Consequences are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

7.00 - CONDITIONS PRECEDENT

7.01 The obligations of the Purchaser to complete the purchase of the Purchased Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

     (a) all of the representations, warranties and covenants of the Vendor, Johns and the Shareholder herein contained shall be true and correct in all material respects at the Closing Date and with the same effect as if made at and as of the Closing Date and the Vendor shall have delivered to the Purchaser a certificate of an officer of the Vendor, confirming, to the best of the knowledge of such person, the truth and correctness in all material respects of such representations, warranties and covenants;

     (b) all instruments of conveyance and other documentation relating to the sale and purchase of the Purchased Assets, including without limitation, assignments of contracts and agreements (and third party consents thereto, where required), bills of sale, documentation relating to the due authorization and completion by the Vendor of the sale of the Purchased Assets and the taking of all actions and proceedings on or prior to the Closing Date in connection with the performance by the Vendor of its obligations under this Agreement, shall be satisfactory to the Purchaser and counsel for the Purchaser and shall have been delivered to the Purchaser and the Purchaser shall have received copies of all such other documentation or evidence as the Purchaser may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking by the Vendor of all necessary corporate proceedings in connection herewith in compliance with the terms and conditions hereof, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and counsel for the Purchaser;

     (c) All actions to be taken by Vendor, Johns and the Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser.

     (d) as at the Closing Date there shall not have been material adverse damage or change to the Purchased Assets or the Business;

     (e) the Vendor shall have delivered to the Purchaser physical possession to all of the Purchased Assets, all keys, combinations to safes, miscellaneous title documents and any and all other items or indicia of title to enable it to assume full, complete and unencumbered operation of the Business and possession of the Purchased Assets;

     (f) the Vendor shall have executed and delivered the Lease Agreement attached hereto as Schedule "C";

     (g) the Vendor, Johns and the Shareholder shall have executed and delivered the Non-Competition Agreement attached hereto as Schedule "F";

     (h) the Purchaser shall have been satisfied that the leased premises are satisfactory for the purposes intended in carrying on the Business;

     (i) the Vendor's counsel shall deliver to the Purchaser's counsel, on the Closing Date, a legal opinion of the Vendor's counsel in a form satisfactory to the Vendor's counsel and the Purchaser's counsel, each acting reasonably;

     (j) Purchaser shall have completed its due diligence investigation with respect to Vendor including, but not limited to, (i) business, financial, operational, customer, worker's compensation, and employee due diligence, with results satisfactory to Purchaser in its sole discretion, and (ii) its legal and regulatory due diligence, with results satisfactory to Purchaser in its commercially reasonable discretion;

     (k) approval by the directors of the Purchaser and Anthony Clark International Insurance Brokers Ltd. (the parent company of the Purchaser) of this Agreement and the transactions contemplated herein;

     (l) the receipt of all necessary approvals in favor of the Purchaser of all insurance approvals and insurance licence matters from the California Department of Insurance;

     (m) delivery to and satisfactory review by the Purchaser of the rating of the insurance carriers;

     (n)  receipt  by  the  Purchaser  of  insurance   carrier  and   wholesaler
          confirmation of commission revenue from the Business for the most recent 12 month period;

     (o) Vendor shall have executed and delivered to Purchaser a certificate to the effect that it is not a "foreign person" pursuant to United States Treasury Regulation 1.1445-2(b);

     (p) Satisfactory review and approval by the Purchaser of all Vendor Plans currently offered to the employees of the Vendor;

     (q) the receipt by the Purchaser of errors and omissions insurance, property and casualty insurance and all necessary business licences required by the Purchaser in order to operate the Business; and

     (r) the Vendor shall have executed and delivered the Agency Agreement attached hereto as Schedule "P".

7.02 In addition to the foregoing, the obligations of the Purchaser to complete the purchase of the Purchased Assets hereunder shall be subject to the acquisition by the Purchaser of any and all regulatory or stock exchange approvals necessary for the purchase of the Purchased Assets. Should this condition not be met by the Closing Date (if the time limitation has not been extended by agreement in writing by both Parties hereto) then this Agreement shall terminate and shall be considered to be null and void ab initio; and

7.03 In case any of the foregoing conditions not being fulfilled on or before the Closing Date or if any of the foregoing said conditions are not satisfactory, for any reason at all, in the opinion of the Purchaser, then in any such event, the Purchaser may rescind this Agreement upon written notice to the Vendor and thereupon shall be released from all obligations hereunder.

7.04 Risk of loss or damage to the Purchased Assets shall be that of the Vendor until the Closing Date. If any loss or damage to the Purchased Assets shall occur prior to such time and if such loss or damage is material, the Purchaser may at its option cancel this Agreement at any time prior to completion of the Closing.

7.05 The obligations of Vendor, Johns and the Shareholder to effect the transactions contemplated by this Agreement to occur on the Closing Date are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived by Vendor or the Shareholder:
     a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except for such representations and inaccurate warranties as will not, singly or in the aggregate, be reasonably expected to have a material adverse effect on Purchaser;
     b) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;
     c) Purchaser shall have executed and delivered to Johns for execution the employment agreement in form and substance as set forth in Schedule "G" attached hereto; and
     d) All actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Vendor, acting reasonably.

8.00 - GENERAL

8.01 In this agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

8.02 This Agreement shall be governed by and construed and enforced in accordance with internal Delaware law without regard to any applicable conflicts of law, and the parties hereto agree to submit and attorn to the jurisdiction of the Courts of Delaware in respect any disputes which may arise hereunder.

8.03 Headings are not to be considered as part of this Agreement and are included solely for convenience of reference and are not intended to be a full or accurate description of the text thereof.

8.04 This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.05 Time shall be of the essence.

8.06 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), or mailed by registered or certified mail (return receipt requested), or overnight courier service to the parties at the following addresses or at such other address for a party as shall be specified by like notice:
     To the Vendor, Johns and Shareholder at:    320 Hacienda Dr.
                                                 Arcadia, California, 91006
                                                 Attn: Frederick G. Johns Jr.
     To the Purchaser at:                        355, 10333 Southport Road, SW
                                                 Calgary, Alberta, T2W 3X6
                                                 Attn: Primo Podorieszach
     Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

8.07 Each party shall, at the request of any party, from time to time and at all times hereafter, execute and deliver all deeds, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

8.08 This Agreement shall constitute and be the entire and final agreement by their hands or the hands of their authorized officers, between the parties hereto with respect to all matters herein.

8.09 This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10 Where a period of time is prescribed or calculated from a day of event the time shall be calculated excluding such day or the day of such event, unless a contrary attention appears. Where the time for doing anything falls or expires on a Saturday, Sunday or on a public holiday then such thing may be validly done the first date thereafter that is not a Saturday, Sunday or holiday.

8.11 No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. Vendor may consent to any such amendment for itself at any time prior to the Closing date without the prior authorization of its Board of Directors or the Shareholder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.12 Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

8.13 If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions or covenants, or any part thereof, all of which shall remain in full force and effect. The fact that specific dollar amounts are used herein as thresholds for disclosure, indemnification obligations or otherwise is not intended to be, and shall not in any way be interpreted to be considered a "material" amount relative to the Purchased Assets or the Business, but rather is a separate amount agreed upon by the parties for the particular purpose for which it is used.

8.14 The prevailing party in any proceeding brought to enforce the terms of this Agreement shall be entitled to an award of reasonable attorneys' fees and costs incurred in investigating and pursuing such action, both at the trial and appellate levels.

8.15 Each of the parties acknowledges and agrees that the other party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

8.16 Vendor warrants and agrees to pay and discharge when due all claims of creditors that could be asserted against Purchaser by reason of non-compliance with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and acknowledges that such liabilities and obligations are not to be assumed by Purchaser hereunder. Vendor hereby indemnifies and agrees to hold Purchaser harmless from, against and in respect of, and shall on demand reimburse Purchaser for, any loss, liability, cost or expense suffered or incurred by Purchaser by reason of the failure of Vendor to pay or discharge any such claims.


IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as to be effective as at the date first written above.

ADDISON YORK INSURANCE BROKERS LTD.


Per: /s/ Primo Podorieszach
     --------------------------------



JOHNS INSURANCE AGENCY, INC.


Per: --------------------------


/s/ Charles R. Duffy                            /s/ Frederick G. Johns Jr.
-------------------------------                 ------------------------------
Witness                                         FREDERICK G. JOHNS JR.



JOHNS REVOCABLE TRUST


Per: /s/ Frederick G. Johns Jr.
     --------------------------------
     Frederick G. Johns Jr. (trustee)


Per: --------------------------------
      Jan L. Johns (trustee)

                                  SCHEDULE "A"

                                  CLIENT LIST


The Vendor and the Shareholder, jointly and severally represent and warrant to the Purchaser that the computer tape dated October 6th, 2003, delivered to the Purchaser herewith and identified as "Applied Systems Customer List and Customer Data", constitutes a full and complete record of the Vendors insurance clients and their respective policies.







INITIAL           -------------------
                  Vendor

                  /s/ [initials]
                  -------------------
                  Shareholder

                                  SCHEDULE "B"

                                  Fixed Assets
                                  ------------

                                  SCHEDULE "C"

                          REAL PROPERTY LEASE AGREEMENT



                             OFFICE LEASE AGREEMENT



This Lease Agreement is made effective this 1st day of October, 2003, by and between

                           125 Wheeler Ave Partnership
                   of 125 E. Wheeler Ave. Arcadia, Ca., 91006
                           (hereafter called "LESSOR")

                                       and

                      Addison York Insurance Brokers, Ltd.
                        of 355, 10333 Southport Road, SW
                            Calgary, Alberta, T2W 3X6
                           (hereafter called "LESSEE")

WITNESSETH:

That the said LESSOR hereby leases and demises unto the said LESSEE the following described premises: 125 E. Wheeler Ave. Arcadia Ca 91006, suite A & H. From 10/01/2003, for the term of One Year and ending on 10/01/2004 (the "Term").

The said LESSEE shall pay to the LESSOR the monthly rent of $2,042.00 (the "Basic Rent") being due on the First day of each month, which said sum has been paid and acknowledged herein, and the remaining payments as follows: the first of each Month throughout the Term and any renewal thereof.

1. The LESSEE hereby covenants with the LESSOR that the LESSEE will pay the rent herein reserved at the times and in the manner aforesaid, and will pay all charges for gas, electricity, and water used on the premises. Should said rent or charges for gas, electricity or water herein provided for at any time remain due and unpaid for a period of thirty days after the same shall have become due, the said LESSOR may at LESSOR'S option, consider the said LESSEE a tenant at sufferance and immediately re-enter upon the premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may be immediately collected by distress or otherwise. The LESSEE will not use or permit the premises to be used for any illegal or improper purposes, nor permit the disturbance, noise or annoyance whatsoever, detrimental to the premises or to the comfort of the other habitants of said building or its neighbors; and will not sublet or assign this lease nor any part thereof without the written consent of the LESSOR, such consent not to be unreasonably withheld.

2. The LESSEE will keep the interior or the premises, and all windows, doors, fixtures, interior walls, pipes, and other appurtenances, in good and substantial repair and in clean condition, damage by fire or storm and reasonable wear and tear excepted; and will exercise all reasonable care in the use of halls, stairs, bathrooms, closets, and other fixtures and parts of the premises used in common with other tenants in said building which may be necessary for the preservation of the property and the comfort of the other tenants; and will also permit the LESSOR or LESSOR'S agents or employees, at all reasonable times, to enter into the premises and inspect the conditions thereof, and make such repairs as may be necessary; and will at the expiration of said term or any renewal thereof, without demand, quietly and peaceably deliver up the possession of the said premises in good state and condition, damage or destruction by fire or storm or reasonable wear and tear excepted.

3. The LESSOR hereby covenants with the LESSEE upon the performance by the LESSEE of the covenants hereinbefore set forth, that the LESSOR will, during the continuance of said term, keep all the external parts of the premises in good repair; that in case the said building and premises or any part thereof, shall at any time be destroyed or so damaged by fire or storm as to render same unfit for occupation or use, said LESSOR shall have the option to terminate this Lease, or to repair and rebuild the premises refunding the rents hereby reserved, or a fair and just portion thereof, according to the damage sustained, until the said premises are repaired and fit for occupancy and use; and that the LESSEE may quietly hold and enjoy the premises without any interruption by the LESSOR or any person claiming under the LESSOR.

4. The LESSEE hereby pledges and assigns to the LESSOR all furniture, fixtures, goods and chattels of the LESSEE on the premises, as security for the payment of the rent reserved herein and the LESSEE agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the LESSOR; and said LESSEE hereby waives all rights of homestead or exemption in said furniture, fixtures, goods and chattels to which the LESSEE may be entitled under the Constitution and laws of this State; and in case of the failure of the LESSEE to pay the or other charges herein reserved when due, and same is collected by suit or through an attorney, the LESSEE agrees to pay the LESSOR reasonable attorney's fees, together with all costs incurred. This lease shall bind the LESSOR and the LESSEE and their respective heirs, assigns, administrators, legal representatives and executors.

5. The parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Los Angeles County, State of Claifornia. No action hereunder may be commenced if more than one year after the cause of action giving rise thereto has elapsed.

6. LESSOR agrees to waive the requirement of a Security Deposit. Any damage not previously reported will be repaired at LESSEE'S expense.

7. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

8. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

9. Subject to the further provisions of this clause, should the LESSEE have complied with all of the covenants and conditions as in this Lease contained, the LESSEE shall have the option to extend the term hereof for four additional terms of one (1) year each and, if exercised by the LESSEE, shall be upon the same terms and conditions as in this Lease contained, except as to the right to renew, which is restricted to four additional terms of one (1) year, and save as to the rentals herein provided for. All subsequent options shall expire in the event that the first option is not exercised. The conditions preliminary to the LESSEE exercising its option to renew are as follows:

     a) that the LESSEE has not defaulted in any of the provisions contained in this Lease covering the initial term or, any subsequent renewal thereof;
     b) that the each renewal term shall be upon the same terms, covenants and conditions as in this Lease provided with respect to the initial term of this Lease except that the Basic Rent of such renewal terms shall be as follows:
          1) in the first renewal term the Basic Rent shall be $2,042.00 per month;
          2) in the second renewal term the Basic Rent shall be $2,042.00 per month;

          3) in the third renewal term the Basic Rent shall be the market rate for such premises at the time of renewal, which shall be negotiated between the Landlord and the Tenant; and
          4) in the fourth renewal term the Basic Rent shall be the market rate for such premises at the time of renewal, which shall be negotiated between the Landlord and the Tenant.
          There shall be no further privilege or extension of this Lease beyond the four renewal terms of one (1) year each.
     c) that in the event that the LESSOR and LESSEE cannot arrive at the Basic Rental payable during third and fourth renewal terms as aforesaid, either party shall then be entitled to give the other notice and demand arbitration thereof; and
     d) the LESSEE shall exercise its right to extend this Lease for the renewal terms above specified in the following manner, that is to say, at least 30days prior to but not more that 60 days prior to the expiration of the initial term or any subsequent renewal thereof, the LESSEE shall notify the LESSOR in writing of its election to exercise the right to extend the term of this Lease for the additional term as hereinbefore specified.



Executed this 1st day of October, 2003

125  Wheeler Ave Partnership


Per: /s/ [illegible]
     -----------------------------


Addison York Insurance Brokers, Ltd.


Per: /s/ Primo Podorieszach
     -----------------------------

                                  SCHEDULE "D"

                                ASSUMED CONTRACTS



Those agreements attached hereto and those agreements identified in the Assignment Agreement dated October 1st, 2003, and made between the Vendor and Purchaser.

                                  SCHEDULE "E"

                       FINANCIAL STATEMENTS OF THE VENDOR

                                  SCHEDULE "F"

                       FORM OF NON-COMPETITION AGREEMENTS



1.   Frederick G. Johns Jr.
2..  Johns Revocable Trust
3.   Johns Insurance Agency, Inc.

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 1st day of October, 2003.

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                             FREDERICK G. JOHNS JR.
                 an individual residing in the City of Arcaidia,
                           in the State of California,
                      (hereinafter referred to as "Johns")


WHEREAS the Corporation has requested an obligation of secrecy and non-competition from Johns as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from Johns Insurance Agency, Inc. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated effective as of the 1st day of October, 2003 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS Johns has access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $4,995.00 now paid by the Corporation to Johns (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means the State of California.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 Johns hereby covenants and agrees that for a period of five (5) years after the date that Johns is not employed by the Corporation, Johns will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 Johns covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, Johns shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, Johns hereby covenants and agrees with the Corporation that, upon Johns termination of employment with the Corporation for any reason whatsoever, or upon demand by the Corporation for the same, Johns shall forthwith return any and all Confidential Information in his possession to the

     Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between Johns and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then Johns shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by Johns of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, Johns agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and Johns shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with Johns failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by Johns under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by Johns.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 Johns shall not assign, or otherwise transfer, his rights or delegate his duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to Johns:                                320 Hacienda Dr.
                                                 Arcadia, California, 91006
                                                 Attn: Frederick G. Johns Jr.
     If to Addison York Insurance Brokers LTD:   10333 Southport Rd. SW,
                                                 Suite 355
                                                 Calgary, AL T2W 3X6, Canada
                                                 Attn: Primo Podorieszach

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 Johns acknowledges that he has read this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.


ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


/s/ Charles R. Duffy                         /s/ Federick G. Johns Jr.
-----------------------------------          -----------------------------
Witness                                      FREDERICK G. JOHNS JR.

Charles R. Duffy
-----------------------------------
[print name of witness]

                             AFFIDAVIT OF EXECUTION


I, Charles R. Duffy, of the City of Monrovia, in the State of California, MAKE OATH AND SAY:

3. I was personally present and did see FREDERICK G. JOHNS JR. named in the within (or annexed) instrument, who is personally known to me to be the person named therein, duly sign and execute the instrument for the purposes named therein.

2. That the same was executed at the City of Monrovia, in the State of California, and that I am the subscribing witness thereto.

3. That I know FREDERICK G. JOHNS JR. and he is in my belief of the full age of l8 years.


SWORN BEFORE ME at the City of    )
of Monrovia, in the State         )
of California,  this 5th day of   )
November, 2003.                   )     /s/ Charles R. Duffy
                                        -------------------------------



                                                [NOTARIAL SEAL
-------------------------------                 CHARLES R. DUFFY
A Notary Public in and for the State of         Commission #1252209
California                                      Notary Public - California
                                                Los Angeles County
                                                My Comm. Expires Feb. 8, 2004

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 1st day of October, 2003.

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                              JOHNS REVOCABLE TRUST
         a trust formed pursuant to the laws of the State of California
                    (hereinafter referred to as the "Trust")


WHEREAS the Corporation has requested an obligation of secrecy and non-competition from the Trust as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from Johns Insurance Agency, Inc. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated effective as of the 1st day of October, 2003 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS the Trust has access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of FIVE ($5.00) DOLLARS now paid by the Corporation to the Trust (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means the State of California.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 The Trust hereby covenants and agrees that for a period of five (5) years from the date this Agreement, the Trust will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 The Trust covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, the Trust shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, the Trust hereby covenants and agrees with the Corporation that upon demand by the Corporation for the same, the Trust shall forthwith return any and all Confidential Information in his possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between the Trust and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then the Trust shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by the Trust of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, the Trust agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and the Trust shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with the Trust's failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by the Trust under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Trust.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 The Trust shall not assign, or otherwise transfer, its rights or delegate its duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to the Trust:                           320 Hacienda Dr.
                                                Arcadia, California, 91006
                                                Attn: Frederick G. Johns Jr.
     If to Addison York Insurance Brokers LTD:  10333 Southport Rd. SW,
                                                Suite 355
                                                Calgary, AL T2W 3X6, Canada
                                                Attn: Primo Podorieszach

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 The Trust acknowledges that it has reviewed this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.

ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


JOHNS REVOCABLE TRUST


Per: /s/ Frederick G. Johns Jr.
     -----------------------------
     Frederick G. Johns Jr. (trustee)


Per: /s/ Jan L. Johns
     -----------------------------
      Jan L. Johns (trustee)

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 1st day of October, 2003.

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                              JOHNS REVOCABLE TRUST
         a trust formed pursuant to the laws of the State of California
                    (hereinafter referred to as the "Trust")


WHEREAS the Corporation has requested an obligation of secrecy and non-competition from the Trust as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from Johns Insurance Agency, Inc. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated effective as of the 1st day of October, 2003 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS the Trust has access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of FIVE ($5.00) DOLLARS now paid by the Corporation to the Trust (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means the State of California.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 The Trust hereby covenants and agrees that for a period of five (5) years from the date this Agreement, the Trust will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 The Trust covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
      (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, the Trust shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, the Trust hereby covenants and agrees with the Corporation that upon demand by the Corporation for the same, the Trust shall forthwith return any and all Confidential Information in his possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between the Trust and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then the Trust shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by the Trust of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, the Trust agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and the Trust shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with the Trust's failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by the Trust under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Trust.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 The Trust shall not assign, or otherwise transfer, its rights or delegate its duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to the Trust:                           320 Hacienda Dr.
                                                Arcadia, California, 91006
                                                Attn: Frederick G. Johns Jr.
     If to Addison York Insurance Brokers LTD:  10333 Southport Rd. SW,
                                                Suite 355
                                                Calgary, AL T2W 3X6, Canada
                                                Attn: Primo Podorieszach

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 The Trust acknowledges that it has reviewed this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.


ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


JOHNS INSURANCE AGENCY, INC.


Per: /s/ Frederick G. Johns Jr.
     -----------------------------

                                  SCHEDULE "G"

                       JEFFREY JOHNS EMPLOYMENT AGREEMENT




                              EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE effective this 1st day of October, 2003.

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
                    a body corporate duly incorporated under
                the laws of the State of Delaware and carrying on
                    business in the United States of America
                  (hereinafter referred to as the "Employer")

                                     - and -

                             FREDERICK G. JOHNS JR.
                 an individual, resident in the City of Arcadia
                           in the State of California
                       (hereinafter called the "Employee")


WHEREAS the Employer owns and operates a licensed general insurance brokerage in the State of California under the business name of "Johns Insurance Agency", (the "Business");

AND WHEREAS the Employer is desirous of employing the Employee to serve the Employer as an insurance brokerage manager (the "Manager");

AND WHEREAS it is a condition of employment that this Agreement be first executed;

FNOW THEREFORE in consideration of the mutual covenants, provisos and consideration paid, the receipt and sufficiency which is hereby acknowledged, the parties hereto respectively covenant and agree as follows:

1.00 DEFINITIONS

1.01 In this Agreement and in any amendment hereto, the following terms shall have the following meanings:
     a) "Clients" mean any and all past, present or prospective customers of the Employer;
     b)   "Commencement Date" means the 1st day of October, 2003.
     c) "Owned Commission Revenue" means the commission revenue actually received by the Employer from insurance companies in respect of the sales of general insurance policies by the Business, but does not include any:
          i) revenues derived by the Purchaser from those persons or agencies set forth on Schedule "A" attached hereto or any revenues derived by the Purchaser from similar joint venture or revenue processing agreements which the Purchaser may enter into either before or after the Commencement Date;
          ii)  life insurance revenues;

          iii) interest income; or
          iv)  finance charges.

1.02 Unless otherwise indicated, all dollar amounts referred to in this Agreement or in the Schedules are in United States funds.

2.00 EMPLOYMENT

2.01 The Employer shall employ the Employee and the Employee agrees to serve the Employer and to perform on behalf of the Employer all such reasonable duties as may from time to time be authorized and directed by the Employer's Board of Directors which, without limiting the generality of the foregoing, shall include the rendering by the Employee in his capacity as a Manager, management, supervisory and insurance sales services (the "Services") to the Employer and others as may reasonably be required from time to time.

3.00 REMUNERATION

3.01 For services to be rendered, the Employee shall be paid a monthly salary in the amount of $8,333.33 per month during the Term of this Agreement. Such salary shall be paid to the Employee on a monthly basis in arrears at the end of each month during the Term hereof.

3.02 If, during the Term hereof, the Employer's earnings before income tax, depreciation and amortization ("EBITDA") from the Business have increased in excess of THIRTY (30%) PERCENT over the periods: (i) beginning on the Commencement Date and ending on March 31, 2004; and (ii) beginning on April 1st, 2004 and ending on March 31st, 2005; then the Employee shall receive from the Employer and the Employer shall pay to the Employee as a bonus, FIFTY (50%) percent of that portion of the EBITDA which is in excess of THIRTY (30%) PERCENT (the "EBITDA Bonus"). The EBITDA Bonus, if any, shall be determined by the Employer and be paid to the Employee on or before 120 days from the end of the terms set forth in 3.02(i) and (ii). The parties hereto agree that the EBITDA of the Employer from the Business shall be determined by the Employer in accordance with Canadian generally accepted accounting principles. In addition, when determining the EBITDA of the Employer from the Business, the Employer shall take into account only the Owned Commission Revenue.

3.03 The Employee shall receive from the Employer and the Employer shall pay to the Employee as a commission, ONE HUNDRED (100%) percent of the commission revenues received by the Employer and derived from sales of life insurance policies sold by the Employee personally to the Employer's Clients (the "Life Insurance Commission"). The Life Insurance Commission shall be paid to the Employee in arrears on the last day of the month in which such revenues are received by the Employer.

3.04 The remuneration provided in Section 3.00 herein shall be subject to payroll deductions for income tax and for any and all other employee deductions or remittances required by law and imposed upon the Employer to collect and remit to any level of government or regulatory authority.

4.00 TERM

4.01 Subject to the terms and conditions of this Agreement, the employment of the Employee shall extend from the date hereof and continue until March 31, 2005 (the "Term"). This Agreement may be renewed for successive ONE (1) YEAR terms upon the mutual agreement of the parties hereto.

5.00 DUTIES AND OBLIGATIONS OF THE EMPLOYEE

5.01 The Employee shall serve the Employer during the continuance of his employment and he shall devote substantially his whole time and attention to these duties and the provision of the Services and shall not directly or indirectly engage in or be concerned in or interested in any other business of any kind which may interfere, restrict or conflict with his duties hereunder or the provision by him of the Services.

5.02 The Employee shall use his best efforts to market, service, promote and sell the products and services of the Employer.

5.03 The Employee shall take all reasonable steps to promote the Employer's good name and goodwill and shall not, under any circumstances, take any steps or allow through inaction, the Employer's good name to be brought into disrepute.

5.04 The Employee shall continue to be bound by all of the Employer's policies in effect to date, or as amended from time to time with reasonable notice to the Employee.

5.05 Subject to the terms and conditions of this Agreement, all fees, compensation, money and other things of value received or realized as a result of the Employee's rendering of the Services, be they sales, supervisory, managerial or otherwise, and all income generated by the Employee shall belong to the Employer, whether paid directly to the Employee or to the Employer, if such income stems from the Business of the Employer.

5.06 The Employee acknowledges that he will provide the Employer with a minimum of FORTY (40) hours of Services each calendar week.

5.07 The Employee shall, at his own expense, hold and maintain in good standing any and all such qualifications, professional designations, licenses and permits as may be required, necessary or desirable for the provision of the Services to the Employer and its Clients.

6.00 DUTIES AND OBLIGATIONS OF THE EMPLOYER

6.01 The Employer shall  remunerate the Employee in accordance with the terms of
     Article 3.00 hereof.

6.02 Subject to the terms and conditions governing the Employer, and all other applicable laws and regulations, the Employer shall have the power to:
     a)   assign Clients to the Employee;
     b)   review all work and Services performed by the Employee;
     c)   modify or cancel such work;
     d)   require the Employee to revise such work;
     e)   determine the time and manner of performance of all work; and
     f) determine the standards of performance and, within reason, the necessary hours of work.

6.03 The Employer shall provide, if and when possible the Employee with private office space, secretarial assistance, general office supplies, reference materials and research aids and such other facilities and services as are customary and consistent for the proper performance of the Employee's duties as a Manager.

7.00 HOLIDAYS/VACATIONS

7.01 The Employee shall be allowed FOUR (4) WEEKS of annual paid vacation.

7.02 All dates for holidays or vacations ("Vacation Dates") shall be agreed to by both parties, acting reasonably and in a business and professional like manner. All holiday or vacation requests must be submitted by the Employee to the Employer at least 60 days in advance of the requested Vacation Dates.

8.00 EMPLOYMENT RELATIONSHIP

8.01 The Employee agrees that he is an employee of the Employer and shall not be deemed to be an independent contractor at any time.

8.02 There shall be no agency established in any form or manner.

8.03 The Employer is to have control of the manner, method and details of the performance of the Services provided by the Employee at all material times and, the Employee shall comply with all reasonable requests of the Employer with respect to the Services, the location of performance of the Services, and method of performance of the Services.

8.04 The Employee shall not, without the express written consent of the Employer, take any action that would bind the Employer to any agreement outside the normal day-to-day operations of the Employer or any agreement in excess of $1,000.00 whether a part of the day-to-day activities or not.

8.05 The Employee, at all times, and for the purposes of this Agreement, shall personally fulfil the performance of the Services, and shall not permit or allow any other person to fulfil such Services at any time, without the express consent of the Employer.

8.06 Any and all Clients found, solicited or discovered by the Employee and all information received by the Employee while providing the Services to the Employer as set out in this Agreement shall remain the property of the Employer.

8.07 The Employee shall, upon the request of the Employer and at any time, execute any form of confidentiality agreement then being used by the Employer.

8.08 Nothing contained herein shall be construed to give the Employee an interest in the tangible or intangible assets of the Employer.

9.00 TERMINATION

9.01 The Employer and the Employee agree that the Employer shall and hereby does reserve the right to immediately terminate of the Employee for just cause. Just cause being at the sole discretion of the Employer, acting reasonably, and, includes, without restricting the generality of the foregoing, the
     Employee:
     a) being responsible for breach of any covenant herein to be performed by the Employee;
     b)   performing the Services in an unsatisfactory or unprofessional manner;
     c) conducting himself in such a manner that the retention of a Client is jeopardized, a Client, is lost, or the goodwill of the Employer is harmed in any way whatsoever;
     d)   ceases to be of good character;
     e) failing or refusing to comply with the policies and standards and regulations from time to time established by the Employer;
     f) committing fraud, being dishonest or committing other misconduct in the performance of services rendered on behalf of the Employer;
     g) failing or refusing to faithfully or diligently perform any provision of this Agreement or the usual and customary duties of his employment; or
     h) engaging in any form of substance abuse which may or may have the effect of hindering the Employee in the performance of the Services.

9.02 Notwithstanding the foregoing, this Agreement shall immediately terminate upon:
     a)   death of the Employee;
     b)   the Employee attaining the age of SIXTY-FIVE (65) years;
     c)   the Employee becoming insolvent or being adjudged bankrupt;
     d) the failure of Employee to become bonded or continue to remain bonded during the term of this Agreement;
     e) the Employee being elected to hold office or accepting employment which by operation of law places restrictions or limitations upon his continued performance of the Services; or
     f) the Employee becoming, without having obtained the Employer's consent, a shareholder, an officer, director, agent or employee of another Employer in a related business to that of the Employer;
     g) a bona fide determination by the Employer to sell all or substantially all of the assets of the Employer or to liquidate or discontinue the Business;
     h)   the failure of Employee to hold and maintain in good  standing any and all
          licences, permits, professional designations or qualifications necessary or required by the Employee in order to provide the Services hereunder; or
     i) the end of the Term hereof if the same is not extended or renewed in accordance with the terms hereof.

9.03 The Employee covenants and agrees with the Employer that the Employee shall not be entitled to severance pay if this Agreement and any renewals thereof is at anytime terminated in accordance with the terms hereof.

10.00 MISCELLANEOUS

10.01 This agreement merges with and supercedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

10.02 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this agreement is executed.

10.03 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

10.04 No provision of this agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the parties hereto in the observance or performance of any part of this agreement shall not extend to or be taken in any manner to effect any other default.

10.05 The parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other party, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this agreement.

10.06 In this agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

10.07 The headings of the clauses contained in this agreement have been inserted for convenience of reference only and shall not affect the interpretation of this agreement.

10.08 Should any provision of this agreement be illegal, void or otherwise unenforceable such provision shall be severable from the rest of this agreement and the rest of this agreement shall remain in full force and effect and be binding upon the parties as though the said provision or provisions had never been included.

10.09 This agreement and its terms shall not be assigned by the Employee to any other person, firm, corporation, or entity. This Agreement shall be fully assignable by the Employer.

10.10 All notices,   requests,   demands,  elections  and  other  communications
     hereunder shall be in writing and shall be deemed to have been duly given only if delivered:
     TO:               THE EMPLOYER
                       355, 10333 Southport Road, SW
                       Calgary, Alberta, T2W 3X6
                       Attn: Primo Podorieszach
     TO:               THE EMPLOYEE
                       320 Hacienda Dr.
                       Arcadia, California, 91006
                       Attn: Frederick G. Johns Jr.
     Either party may change its address for the notice by a notice given as herein provided. A notice which is mailed will be considered as having been given at such time as it would in the ordinary course of mail be received by the party to which it is directed.

10.11 This agreement may be executed in any number of counterparts by any one or more of the parties. Each executed counterpart shall be deemed to be an original and such counterpart shall together constitute one and the same agreement.


IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective signatures and this agreement is delivered all as of the date first above written.

ADDISON YORK INSURANCE BROKERS LTD.


ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


/s/ Charles R. Duffy                        /s/ Frederick G. Johns Jr.
----------------------------------          ------------------------------
Witness FREDERICK G. JOHNS JR.

                                  SCHEDULE "A"


Weaver & Associates, Inc.
PTL Insurance Brokers, Inc.
Pasadena Insurance Agency, Inc.

                                  SCHEDULE "H"

                             PERMITTED ENCUMBRANCES

Safeco Credit Co. Inc. telephone system lease as per the Financing Statement attached hereto.

                                  SCHEDULE "I"

                   TAX RETURNS AND OTHER TAX MATTERS OF VENDOR

                                  SCHEDULE "J"

                  VOLUME REPORTS AND SUMMARY PRODUCTION REPORTS

                                  SCHEDULE "K"

                               VENDOR'S INSURANCE

                                  SCHEDULE "L"

                                ESCROW AGREEMENT




                                ESCROW AGREEMENT
                                ----------------

THIS ESCROW AGREEMENT ("Agreement") is made as of the 6th day of November, 2003.

BETWEEN

                      Addison York Insurance Brokers, Ltd.
                             a Delaware corporation
                                ("Addison York")

                                       AND

                          Johns Insurance Agency, Inc.
                            a California corporation
                                   ("Vendor")

                                       AND

                      Demiantschuk Milley Burke & Hoffinger
                      a partnership formed pursuant to the
                         Laws of the Province of Alberta
                              (the "Escrow Agent")

                                       AND

                              Johns Revocable Trust
         a trust formed pursuant to the laws of the State of California,
                 (hereinafter referred to as the "Shareholder")


WHEREAS Addison York, Vendor, Frederick G. Johns Jr. and the Shareholder have made, executed and delivered an Asset Purchase Agreement dated effective as of the 1st day October, 2003 (the "Asset Purchase Agreement"), a copy of which has been delivered to the Escrow Agent for reference purposes.

AND WHEREAS the terms of the Asset Purchase Agreement provide that on the Closing Date, among other things, Addison York shall deliver to the Escrow
Agent: 1) a certified cheque or money order in the amount of $1,397,750.00 for the Initial Deposit; and 2) a Promissory Note in the principal amount of $174,719.00 for the Final Payment.

AND WHEREAS Addison York, Vendor and the Shareholder have made, executed and delivered an Agency Agreement dated effective as of the 1st day October, 2003 (the "Agency Agreement"), a copy of which has been delivered to the Escrow Agent for reference purposes.

AND WHEREAS the terms of the Agency Agreement provide that on the Closing Date, among other things, the Shareholder shall deliver to the Escrow Agent a fully completed and executed Securities Pledge Agreement along with share certificates fully endorsed for transfer.

AND WHEREAS This Agreement is made, executed and delivered by Addison York and Vendor pursuant to Article 3.00 of the Asset Purchase Agreement to provide for the Escrow Fund (as hereinafter defined in this Agreement) from which Vendor may be paid as provided in Sections 3.04 and 3.05 of the Asset Purchase Agreement in the manner set forth herein.

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   covenants  and
agreements contained herein and in the Asset Purchase Agreement, the parties hereto agree as follows:

1.00 Interpretation
-------------------

1.01 Any word, term or phrase that is defined in the Asset Purchase Agreement and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the Asset Purchase Agreement.

1.02 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

1.03 The term "Escrow Fund" means the amounts delivered to the Escrow Agent pursuant to this Agreement, less distributions therefrom in accordance with the terms of the Asset Purchase Agreement and this Agreement and shall include any and all interest or other income received from the investment or reinvestment thereof.

2.00 Appointment of the Escrow Agent.
-------------------------------------

2.01 Addison York, Shareholder and Vendor hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the Escrow Agent under and pursuant to this Agreement. The Escrow Agent also acknowledges receipt of an executed copy of the Asset Purchase Agreement, the Agency Agreement and the Securities Pledge Agreement.

3.00 Establishment of Escrow Fund.
----------------------------------

3.01 The parties  acknowledge  that  Addison  York has  delivered  to the Escrow
     Agent:
     a)   a Promissory Note for the Final Payment; and
     b) the Initial Deposit in the form of a certified cheque or money order in the amount of $1,397,750.00.

3.02 The Initial Deposit shall be used by the Escrow Agent to establish the Escrow Fund in accordance with Section 3.03 of the Asset Purchase Agreement.

3.03 Upon receipt by the Escrow Agent from Addison York of a certified cheque or money order for the Final Payment as determined in accordance with the terms of paragraph 3.04 of the Asset Purchase Agreement, the Escrow Agent shall deposit the Final Payment into the Escrow Fund and return the Promissory Note to Addison York.

4.00 Disposition of Escrow Fund.
--------------------------------

4.01 Addison York and Vendor hereby instruct the Escrow Agent and the Escrow Agent hereby agrees to hold, invest and dispose of the Escrow Fund in accordance with and subject to the terms, conditions, limitations and restrictions contained in this Agreement and the Asset Purchase Agreement.

5.00 Receipt of Income.
-----------------------

5.01 The Escrow Agent shall receive and collect any and all interest and other income of a kindred nature arising with respect to the Escrow Fund, and shall reinvest such interest and other income. Any taxes payable with respect to interest and other income accruing on the Escrow Fund shall be the responsibility of the party to whom such interest or other income is distributed hereunder.

6.00 Investment.
----------------

6.01 The Escrow Agent may invest and reinvest all cash funds from time to time comprising part of the Escrow Fund in: (i) bonds or other obligations of the government of the United States of America or Canada and not having maturities of greater than one year; or (ii) demand or time deposits in, certificates of deposit of, or money market accounts/funds of a depository institution or trust company incorporated under the laws of the United States of America or Canada, or any state or province thereof (as the case may be) or the District of Columbia (if such institution has a Short-Term Issuer Credit Rating of at least A-1+ and a Long-Term Issuer Credit Rating of at least AAA, each from Standard & Poors, and a Moody's Bank Financial Strength Rating of A+ and not having maturities greater than one year; or
     (iii) if after the Adjustment is made and accounted for hereunder and in accordance with the terms of Article 3.00 of the Asset Purchase Agreement, then such other investments as the Vendor shall approve in writing. In the absence of written direction delivered to the Escrow Agent by Addison York and Vendor, the Escrow Agent shall invest the cash funds of the Escrow Fund in a money market fund consisting of the securities described in clauses
     (i) and (ii) of the preceding sentence.

7.00 Authority for Payments.
----------------------------

7.01 The Escrow Fund has been established, in part, to provide a means for ensuring that the actual Earned Commission revenue from the Business for the one year period following the Effective Date is at least $970,660.00.
     Section 3.04 of the Asset  Purchase  Agreement  provides  that Addison York
     shall  prepare  a  Purchase  Price   reconciliation   to  show  the  actual
     Commissions Earned from the Business. Accordingly, in connection with a payment into or out of the Escrow Fund pursuant to Section 3.04 of the Asset Purchase Agreement, the Escrow Agent shall make payments into or out of the Fund pursuant to or in accordance with: (i) a written authorization signed by Addison York and the Vendor delivered to the Escrow Agent, which authorization shall set forth the amount of the Adjusted Final Payment or the Escrow Fund Reduction, as the case may be; or
     (ii) a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no further right of appeal exists.

7.02 If the Adjustment,  as determined in accordance with the terms of paragraph
     3.04 of the Asset Purchase Agreement, results in an Escrow Fund Reduction, the Escrow Agent shall withdraw from the Escrow Fund the amount of the Escrow Fund Reduction and pay such amount to Addison York by solicitors trust cheque, certified cheque or money order as specified in the authorization delivered pursuant to paragraph 7.01(i) or (ii) of this Agreement.

7.03 Following the determination of the Adjustment in accordance with the terms of paragraph 3.04 of the Asset Purchase Agreement, the Escrow Agent shall deal with the monies deposited into the Escrow Fund in accordance with the following terms:
     (a) within three days of the end of the 15th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one sixth of all of the monies then in the Escrow Fund;
     (b) within three days of the end of the 27th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one fifth of all of the monies then in the Escrow Fund;
     (c) within three days of the end of the 39th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one fourth of all of the monies then in the Escrow Fund;
     (d) within three days of the end of the 51st month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one third of all of the monies then in the Escrow Fund;
     (e) within three days of the end of the 63rd month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for one half of all of the monies then in the Escrow Fund; and
     (f) within three days of the end of the 75th month after the Effective Date, the Escrow Agent shall deliver to the Vendor a solicitor's trust cheque, a certified cheque or a money order for the balance of all of the monies then in the Escrow Fund.

8.00 Securities Pledge Agreement and Directors Resolution
---------------------------------------------------------

The Escrow Agent shall receive the Securities Pledge Agreement, the Directors Resolution and the share certificates associated therewith and shall deal with the same in accordance with the following terms:

(a) if JIA is in default of the performance of its obligations as set forth in the Agency Agreement and AYI notifies the Escrow Agent of that default and demands in writing that the Securities Pledge Agreement and Directors Resolution be released to AYI, then the Escrow Agent shall forthwith deliver the

     Securities  Pledge  Agreement  (and  the  share   certificates   associated
     therewith) and the Directors Resolution to AYI, and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and Directors Resolution; or
(b) upon the termination of the Agency Agreement and if no notice of default has been received by the Escrow Agent from AYI in accordance with the terms of sub-paragraph (a), then the Escrow Agent shall deliver the Securities Pledge Agreement (and the share certificates associated therewith) and Directors Resolution to the Shareholder and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement (the share certificates associated therewith) and Directors Resolution.

9.00 Fees and Expenses.
-----------------------

9.01 The Escrow Agent shall be entitled to fees for its services under this Escrow Agreement in accordance with the fee schedule attached hereto as Schedule "A" and to reimbursement for all reasonable costs, charges and expenses (including reasonable attorney fees) incurred by it in connection therewith. The Addison York shall be responsible for the payment of such fees, costs, charges and expenses.

10.00 Limitations on Duties and Liabilities of the Escrow Agent.
-----------------------------------------------------------------

10.01 Unless otherwise expressly provided in this Agreement, the Escrow Agent shall:
     a) not be held liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without negligence;
     b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties under and pursuant to this Agreement;
     c) be entitled to deem (unless it has actual knowledge to the contrary) the signatories of any documents or instruments submitted to it pursuant to this Agreement as being those purported to be authorized to sign such documents or instruments on behalf of the parties to this Agreement and shall be entitled to rely (unless it has actual knowledge to the contrary) upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;
     d)   not be responsible  for tax reporting  with respect to  distributions;
          and
     e) have no responsibility or liability for any diminution which may result from any investments or reinvestments made in accordance with any provisions contained in this Agreement.

11.00 Resignation and Removal of the Escrow Agent.
----------------------------------------------------

11.01 The Escrow Agent may resign as such thirty (30) days following the giving of prior written notice thereof to Addison York and Vendor. Similarly, the Escrow Agent may be
     removed  and  replaced  following  the giving of thirty  (30)  days'  prior
     written   notice  to  the  Escrow   Agent  by  Addison   York  and  Vendor.
     Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor Escrow Agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to a successor Escrow Agent appointed by Addison York and Vendor as evidenced by a written notice executed by Addison York and Vendor and filed with the Escrow Agent.

11.02 If Addison York and Vendor are unable to agree upon a successor Escrow Agent, or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following the date of the notice of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

11.03 Upon acknowledgment by any successor Escrow Agent appointed in accordance with the foregoing provisions of this Section 11.00 of the receipt of the property then comprising the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12.00 Indemnification of the Escrow Agent.
------------------------------------------

12.01 Addison York and Vendor, or their respective successors and assigns, jointly and severally agree to indemnify and save and hold harmless the Escrow Agent and its successors and assigns of, from and against all losses, costs and expenses that the Escrow Agent shall sustain or incur as a result of the Escrow Agent's involvement as a party thereto in any litigation commenced prior to the termination of this Agreement, arising from the performance by the Escrow Agent of its duties and responsibilities under and pursuant to this Agreement that is not attributable in any manner, or to any extent, to any action taken, or omitted, by the Escrow Agent in connection with this Agreement in respect of which the Escrow Agent shall have been adjudged to have been negligent.

13.00 Termination of Escrow Fund.
---------------------------------

13.01 This Agreement (other than Sections 9.00 and 12.00) shall automatically terminate when all of the funds held by the Escrow Agent as part of the Escrow Fund shall have been distributed, or otherwise disposed of, at any time while this Agreement remains in effect by the Escrow Agent in accordance with the terms of this Agreement.

14.00 Notices.
--------------

Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

TO ADDISON YORK:                        Attn: Primo Podorieszach
                                        355, 10333 Southport Road, SW
                                        Calgary, Alberta, T2W 3X6
                                        Fax: (250) 376-1782
TO VENDOR                               320 Hacienda Dr.
                                        Arcadia, California, 91006
                                        Attn: Frederick G. Johns Jr.
TO THE ESCROW AGENT:                    Demiantschuk Milley Burke & Hoffinger
                                        1200, 1015 - 4th Street, SW
                                        Calgary, Alberta, T2R 1J4
                                        Attn: Thomas Milley
                                        Fax: (403) 263-8529
TO THE SHAREHOLDER                      Johns Revocable Trust
                                        320 Hacienda Dr.
                                        Arcadia, California, 91006
                                        Attn: Frederick G. Johns Jr.
or such other addresses as shall be similarly furnished in writing by such party.

15.00 Continuance of Agreement.
-------------------------------

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

16.00 Applicable Law.
---------------------

This Agreement shall be governed by and construed under and in accordance with the laws of the Province of Alberta and the parties hereto agree to attorn and submit all disputes arising hereunder to the jurisdiction of the Court of Queen's Bench of Alberta. .

17.00 Counterparts.
-------------------

This Agreement may be exercised in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.


IN WITNESS WHEREOF, the parties hereto has executed this Agreement as of the date and year first above written.

ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


JOHNS INSURANCE AGENCY, INC.


Per: /s/ Frederick G. Johns Jr.
     -----------------------------

DEMIANTSCHUK MILLEY BURKE & HOFFINGER


Per: /s/ Tom Milley
     -----------------------------


JOHNS REVOCABLE TRUST


Per: /s Frederick G. Johns Jr.
     -----------------------------

Per: /s/ Jan L. Johns
     -----------------------------

SCHEDULE "A"

                                Schedule of Fees



1. For making investments on behalf of the Escrow Fund - $100.00 per investment;
2. For redeeming investments made on behalf of the Escrow Fund - $100.00 per redemption;
3. For making scheduled payments to Vendor out of the Escrow Fund - $200.00 per scheduled payment;
4.   Annual Administration Fee (payable annually in advance) - $200.00;
5. Reimbursement of reasonable costs, charges and expenses incurred by Escrow Agent in connection with the Agreement, including but not limited to reasonable attorney's fees and expenses incurred with outside counsel if required;
6.   Reasonable out-of-pocket expenses, i.e., postage, stationery, etc.; and
7. For any and all other matters not set forth herein the sum of $250.00 per hour.

                                  SCHEDULE "M"

                             JOINT VENTURE AGENCIES



1.   Weaver & Associates, Inc.;
2.   PTL Insurance Brokers, Inc.; and
3.   Pasadena Insurance Agency, Inc. 1.

                                  SCHEDULE "N"

        VENDOR'S EXISTING CARRIER APPOINTMENTS WITH A B+ OR HIGHER RATING

                                  SCHEDULE "O"

                                 PROMISSORY NOTE



                                 PROMISSORY NOTE
                                 ---------------


WHEREAS, Johns Insurance Agency, Inc. ("JIA"), Frederick G. Johns Jr., Johns Revocable Trust and Addison York Insurance Brokers, Ltd. ("Addison"), have entered into an Asset Purchase Agreement, dated effective as of the 1st day of October, 2003 (the "Agreement"), pursuant to which JIA agreed to sell, transfer, convey, assign and deliver to Addison, certain assets as more particularly described Agreement;

AND WHEREAS JIA, Addison and Demiantschuk Milley Burke & Hoffinger have entered into an Escrow Agreement dated the 6th day of November, 2003, in order to deal with the payment provisions set forth in Article 3.00 of the Agreement;

AND WHEREAS this promissory note is being delivered pursuant to paragraph 3.03 of the Agreement to be utilized and adjusted in accordance with the terms of
Article 3.00 of the Agreement and the terms and conditions of the Escrow Agreement;

NOW THEREFORE FOR VALUE RECEIVED the undersigned Promissor, ADDISON YORK INSURANCE BROKERS, LTD., a Delaware corporation, promises to pay to JOHNS
INSURANCE AGENCY, INC., the sum of ONE HUNDRED SEVENTY-FOUR THOUSAND SEVEN HUNDRED AND NINETEEN ($174,719.00) DOLLARS (hereinafter called the "Principal Amount") at ZERO (0%) PERCENT interest per annum, which sum shall be payable in full on December 31st, 2005. Notwithstanding the foregoing, the Principal Amount is subject to Adjustment as is more particularly set forth in Article 3.00 of the Agreement. The Promissor waives presentment for payment, notice of protest, demand for payment and notice of non-payment.

DATED at the City of Calgary, in the Province of Alberta this 1st day of October, 2003.

ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------

                                  SCHEDULE "P"

                                AGENCY AGREEMENT




THIS AGENCY AGREEMENT IS MADE EFFECTIVE THIS 1st DAY OF OCTOBER, 2003

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
                  a body corporate incorporated pursuant to the
                          laws of the State of Delaware
                       (hereinafter referred to as "AYI")

                                     - and -

                          JOHNS INSURANCE AGENCY, INC.
                          a body corporate incorporated
                 pursuant to the laws of the State of California
                       (hereinafter referred to as "JIA")

                                     - and -

                              JOHNS REVOCABLE TRUST
         a trust formed pursuant to the laws of the State of California,
                 (hereinafter referred to as the "Shareholder")



WHEREAS AYI, JIA, Frederick G. Johns Jr. and the Shareholder have made, executed and delivered a certain Asset Purchase Agreement dated effective as of the 1st day of October, 2003 (the "APA").

AND WHEREAS as at the date of the APA, AYI may not have obtained all of the necessary regulatory approvals to operate as an insurance broker or agent in the State of California and AYI has not obtained all of the Carrier Appointments from those carriers listed in Schedule "N" of the APA.

AND WHEREAS pursuant to the terms of the APA, JIA has agreed to enter into this Agency Agreement in order to allow AYI to process its clients insurance policies through JIA, whereby AYI shall receive all revenues therefrom and shall pay all of JIA's reasonable out of pocket expenses and costs associated therewith in accordance with the terms hereof.

AND WHEREAS the Shareholder has agreed to enter into this Agency Agreement and the Securities Pledge Agreement (attached as Schedule "D" hereto) as additional security for the performance of JIA's obligations to AYI under the Agency Agreement.

NOW,  THEREFORE,  in  consideration  of  the  mutual  premises,   covenants  and
agreements contained herein and in the APA, the parties hereto agree as follows:

1.00 DEFINITIONS

1.01 Any word, term or phrase that is defined in the APA and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the APA.

1.02 The following are the Schedules which are to be attached to and are incorporated into this Agreement by reference and are deemed to be a part hereof:
     a)   Schedule "A" Budget;
     b)   Schedule "B" Bank Accounts;
     c)   Schedule "C" Director's Resolution;
     d)   Schedule "D" Securities Pledge Agreement; and
     e)   Schedule "E" Employees.

2.00 WARRANTIES AS TO LICENCE

2.01 JIA for the benefit of AYI represents, warrants and covenants that:
     a) JIA holds all the licenses and permits required for an agent and an agency in the State of California;
     b) the employees of JIA hold all applicable licenses and permits required for the performance of their duties as insurance brokers or otherwise;
     c) JIA and its employees will maintain in good standing throughout the Term of this Agreement, all the licenses and permits referred to in paragraphs 2.01(a) and (b);
     d) JIA will not knowingly or negligently do, or omit to do, anything that results in, or is likely to result in, the suspension or revocation of such licenses or permits, during the Term of this Agreement;
     e) JIA shall maintain the appropriate trust accounts and account balances all in accordance with the laws, rules and regulations governing the operation of an insurance agency and brokerage in the State of California; and
     f) JIA shall maintain in good standing its Carrier Appointment Contracts with those insurance carriers or wholesalers set forth on Schedule "N" of the APA and any other carrier or wholesaler appointments acquired during the Term hereof.

3.00 WORKING RELATIONSHIP OF JIA AND AYI

3.01 Except as otherwise specifically authorized by AYI in writing, JIA shall, for the sole and exclusive benefit of AYI and for the benefit of no other person(s) whatsoever, market, sell, distribute, place and write general, health and life insurance products to those persons set forth in the Client Files and to any and all other potential customers who may wish to purchase general, health and life insurance products.

3.02 AYI shall, during the Term of this Agreement, and to the extent required to enable JIA to function as an agent or broker, provide without charge to JIA, the basic office space and equipment, required for the administration of functioning of JIA as an agent or broker. AYI shall not be required to furnish the same for the conduct of any other business of JIA than the business of an insurance agent or broker.

3.03 Subject to AYI's prior approval of all staffing levels, salaries and benefits, JIA shall, during the Term of this Agreement, provide all necessary insurance sales and brokerage, clerical and stenographic services, required for the administration and functioning of JIA as an agent or broker.

3.04 JIA shall assure that all files, computer records, and accounting records kept by JIA and all other internal operating systems of JIA are marked or designated to indicate which documents, matters and entries pertain to Client Files. JIA shall maintain a software system that is capable of generating reports listing all of the Client Files and basic related information.

3.05 Upon the request of AYI, JIA shall, in a timely fashion, provide to AYI any and all reports, financial statements, bank reconciliations, contracts, agreements, memorandums or other documents of any nature or kind whatsoever concerning the Business or Purchased Assets, including the monthly financial statements of the Business which shall be delivered to AYI within 15 days of the end of each month during the Term hereof. In addition, JIA shall permit AYI and its employees, agents, professional advisors, counsel and accountants or other representatives to have access to all of the books, accounts, records, agreements, contracts, documents, instruments and other data of JIA (including, without limitation, all corporate, business and accounting records of JIA) and JIA shall furnish to AYI such financial and operating data, agreements, contracts, documents, instruments, and other materials and information with respect to JIA or the Business and the Purchased Assets as AYI shall from time to time request.

3.06 AYI shall be responsible for the following reasonable and provable expenses of JIA:
     a) all out of pocket expenses with respect to the operation of the Business;
     b) all of the costs and expenses incurred by JIA in respect of those matters set forth in paragraph 3.03;
     c) all required license fees and other required regulatory fees necessary to maintain JIA's status as an insurance agency or brokerage under the laws of the State of California or under the rules of any professional or regulatory or licensing body having jurisdiction over the affairs of JIA or an insurance agency or brokerage in general; and
     d) other reasonable and necessary operational expenses incurred in the normal day to day operation of the Business.

     All as set forth in the budget (the "Budget") attached as Schedule "A" hereto and forming a part hereof. JIA warrants and agrees that it must obtain the written consent of AYI prior to making any capital expenditures in respect of the better operation of the Business or the servicing of the Client Files for which it intends to hold AYI responsible for the payment thereof.

3.07 JIA represents and warrants to AYI that it will conduct its operations as an insurance agency or broker in accordance with the established norms and customs of the insurance industry and will operate the Business and service the Client Files as would a prudent operator handling such matters.

3.08 JIA represents and warrants to AYI that it shall, process the revenues received by it from the Business and Client Files through its general and trust bank accounts as more fully described in Schedule "B" attached hereto and forming a part hereof (the "Accounts"). Subject to the normal and reasonable controls placed on such Accounts by the relevant banking institution, JIA agrees that AYI shall have the right to impose its own controls over the Accounts, to designate the signing officers on the Accounts and to change the signing officers on the Account from time to time as AYI deems prudent and necessary. In order to give effect to the foregoing, JIA further agrees to execute the directors resolution (the "Directors Resolution") attached as Schedule "C" hereto and forming a part hereof and deliver the same to the Escrow Agent.

3.09 The Shareholder hereby agrees to execute the Securities Pledge Agreement attached as Schedule "D" hereto and deliver the same to the Escrow Agent to be held by the Escrow Agent and dealt with by the Escrow Agent in accordance with the following terms:
     (a) if JIA is in default of the performance of its obligations as set forth in this Agreement and AYI notifies the Escrow Agent of that default and demands in writing that the Securities Pledge Agreement and Directors Resolution be released to them, then the Escrow Agent shall forthwith deliver the Securities Pledge Agreement and the Directors Resolution to AYI, and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution; or
     (b) upon the termination of this Agreement and if no notice of default has been received by the Escrow Agent from AYI in accordance with the terms of sub-paragraph (a), then the Escrow Agent shall deliver the Securities Pledge Agreement and the Directors Resolution to the Shareholder and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution.

4.00 OWNERSHIP OF CLIENT FILES AND REVENUES THEREFROM

4.01 JIA acknowledges and agrees that the Client Files and all associated tangible and intangible property, rights and choses in action associated therewith are and shall remain the sole and exclusive domain and personal property of AYI whether such files or documents therein or associated rights bear or include the name of JIA or any other trade name or style of or associated with JIA.

4.02 JIA further acknowledges that any new client files or insurance business originated by JIA or AYI or their personnel from and after the date hereof and all associated tangible and intangible property rights and choses in action shall be and will remain the sole and exclusive domain and personal property of AYI, whether such files or documents therein or associated rights bear or include the name of JIA or any other trade name or style of or associated with JIA and shall form part of the Client Files.

4.03 Any and all commissions, fees, interest income earned on the Accounts or otherwise, contingency fees or other revenues of any kind nature or description whatsoever received by JIA in connection with any Client File or the Business shall be the sole and exclusive property of AYI (such commissions, fees, interest income, contingency fees or revenues of any kind nature or description whatsoever being referred to hereafter as the "Revenues".

4.04 JIA shall, immediately upon the demand of AYI, pay to AYI any and all sums due and owing to AYI pursuant to the terms of this Agreement.

5.00 TERM OF AGREEMENT

5.01 This Agreement shall be terminated upon the occurrence of the earliest of the following events:
     a)   the date upon which AYI obtains:
          i) all of the necessary regulatory approvals to operate as an insurance broker or agent in the State of California;
          ii) all of the necessary regulatory approvals in respect of the Assignment of employees to AYI; and
          iii) all of the Carrier Appointments from those carriers listed in Schedule "N" of the APA (or such lesser number of Carrier Appointments which may be satisfactory to AYI in its sole and unfettered discretion); or
     b)   the 31st day of December, 2018; or
     c) the date that AYI delivers written notice to JIA and the Shareholder that it is terminating this Agreement; (the "Term").

5.02 Immediately upon the termination of this Agreement JIA agrees to:
     a) assign all of its right title and interest in and to any and all employment agreements, non-competition agreements and confidentiality agreements which it may have with those employees set forth on Schedule "E" attached hereto and forming a part hereof and with any other employee not listed on Schedule "E" but who may be employed by JIA at the time of termination of this Agreement. Notwithstanding the foregoing, AYI, in its sole and unfettered discretion, retains the right not to accept the assignment of any particular employee's agreement; and

     b) pay over to AYI any and all monies remaining in the Accounts which are or will become due and owing to AYI pursuant to the terms of this Agreement

5.03 It is  further  agreed  by AYI  and  JIA  that  after  termination  of this contract:
     a) AYI agrees to allow JIA to retain copies from such files of those documents which by operation of law or in accordance with the regulatory requirements either of the insurance licensing agencies or of licensing or agency agreements with insurers, JIA may be specifically obliged to retain; and
     b) JIA further warrants that he will keep the files available and intact and in order for the Government and insurance industries prescribed time limits and that he will produce and make available all files, papers and information that he possesses, in order to assist AYI in any future query or disputes regarding the Client Files.


6.00 ERRORS AND OMISSIONS AND OTHER INSURANCE

6.01 During the Term hereof, JIA represents and warrants that it shall place and will keep in effect and in good standing the following insurance coverages for the benefit of AYI:

     a) an Errors & Omission policy covering JIA with such coverage and limits as shall be approved by AYI in its sole discretion;

     a) proper and adequate coverage with respect to the Client Files and Fixed Assets of AYI with such coverage and limits as shall be approved by AYI in its sole discretion;

     a) proper and adequate coverage with respect to the Business, the Premises and the operations of an insurance agency thereon with such coverage and limits as shall be approved by AYI in its sole discretion; and

     a) any other forms of insurance which AYI may require from time to time in its sole discretion with such coverage and limits as shall be approved by AYI.

6.02 AYI shall be responsible for the payment of all costs and expenses related to the placement of the insurance matters set forth in paragraph 6.01

6.03 If after the date hereof and until the termination hereof, there is an errors or omissions ("E&O") claim made against JIA in respect of the Client Files, then AYI shall pay all costs up to the deductible portion on JIA's E&O policy, including any reasonable legal expenses incurred thereon.

6.04 JIA shall notify AYI immediately of any possible claim or occurrence that could cause an E&O claim against JIA.

7.00 GENERAL

7.01 Notices to be given under this Agreement shall be given in writing to the Parties at the following respective addresses, namely:

         TO:               Addison York Insurance Brokers, Ltd.
                           355, 10333 Southport Road, SW
                           Calgary, Alberta, T2W 3X6
                           Attn: Primo Podorieszach
         TO:               Johns Insurance Agency, Inc.
                           320 Hacienda Dr.
                           Arcadia, California, 91006
                           Attn: Frederick G. Johns Jr.
                           Attention: Mr. Jeff Johns
         TO:               Johns Revocable Trust
                           320 Hacienda Dr.
                           Arcadia, California, 91006
                           Attn: Frederick G. Johns Jr.

     or to such address as any Party may for itself stipulate by written notice in accordance with this paragraph 7.01, and any notice so sent by single, or double registered mail shall be deemed received on the seventh (7) day following such posting unless the contrary be proved, the burden of such proof being that of the person whose receipt of such notice in question.

7.02 This agreement shall be governed by, and be construed in accordance with, the laws of the State of California. In addition, the parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Los Angeles County, State of California.

7.03 The Recitals herein form part of this Agreement in as full and effective a manner as if incorporated herein as numbered clauses.

7.04 Should any clause or other portion of this Agreement be declared illegal, void, invalid, or inoperative by any competent Court, then this Agreement shall be read as if such impugned clause or portion had never been included in the Agreement, and so as to give the Agreement as full and forceful a reading as possible consistent with the deletion of such impugned clause or portion.

7.05 In this Agreement, the masculine shall include the feminine and vice versa, the personal the impersonal and vice versa, the individual the corporate and vice versa, and the singular the plural and vice versa, all as the context may require.

7.06 No purported amendment to, variation of, or departure from or indulgence of any term of, this Agreement shall be of any force or effect whatever unless and until evidence in writing and that writing executed by all the Parties hereto in the same fashion as the execution hereof.

7.07 This Agreement may not be assigned by JIA or the Shareholder without the prior written consent of AYI, which consent may be unreasonably withheld.

7.08 Each Party agrees for the benefit of the other to do all things and to execute all documents which may reasonably be required in order to give effect to this Agreement.


IN WITNESS WHEREOF the Parties hereto have hereunder caused to be set hands and seals as at the date first above written.

ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ Primo Podorieszach
     -----------------------------


JOHNS INSURANCE AGENCY, INC.


Per: /s/ Frederick G. Johns Jr.
     -----------------------------

DEMIANTSCHUK MILLEY BURKE & HOFFINGER


Per: /s/ Tom Milley
     -----------------------------


JOHNS REVOCABLE TRUST


Per: /s Frederick G. Johns Jr.
     -----------------------------

Per: /s/ Jan L. Johns
     -----------------------------

                                  SCHEDULE "A"

                                     BUDGET

                                  SCHEDULE "B"

                                  BANK ACCOUNTS

                                  SCHEDULE "C"

                              DIRECTORS RESOLUTION

                                  SCHEDULE "D"

                           Securities Pledge Agreement

                                  SCHEDULE "E"

                                EMPLOYEES OF JIA